AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 2014

Registration No. 333-198306

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Pre-Effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	3674	59-3509694
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code number)	Identification No.)

New Energy Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044 (800) 213-0689	John A. Conklin New Energy Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044 (800) 213-0689
(Address and telephone number of principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Joseph Sierchio, Esq.

Elishama Rudolph, Esq.

Sierchio & Company, LLP

430 Park Avenue

Suite 702

New York, New York 10022

Telephone: (212) 246-3030

Facsimile: (212) 246-3039

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933 Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001	3,503,042	(2)	$1.37	(3)	$4,799,168	$558
Common stock, par value $0.001	2,496,958	(4)	$1.60	(5)	$3,995,133	$464
Total	6,000,000				$8,794,301	$1,022	(6)

______________

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Represents the maximum number of shares of our common stock, par value $0.001 per share, issuable to the Selling Stockholder as part of units of our equity securities (collectively, the “Units”) issuable upon conversion of an outstanding 7% convertible promissory note originally issued on October 7, 2013 , in the principal amount of $3,000,000 and a maturity date of December 31, 2015 (the “Convertible Note”) to the Selling Stockholder as part of a loan made to us by the Selling Stockholder. Each Unit consists of (a) one share of common stock and (b) one Series L  Stock Purchase Warrant (the “Series L Warrant”) at a unit price equal to the lesser of (1) $1.37, or (2) seventy percent (70%) of the 20 day average closing price of our common stock as quoted on the OTC Markets Group Inc. QB tier (the “OTCQB”) as of the last trading date prior to the date of conversion, subject to a floor of $1.00. The Series L Warrant is exercisable for a period of five years from issuance at an exercise price equal to sixty percent (60%) of the 20 day average closing price of our common stock as quoted on the OTCQB as of the last trading date prior to the date of exercise. The number of shares set forth in the registration fee table assumes that the Convertible Note and all accrued interest will be converted in its entirety on December 31, 2015 , its maturity date, at a price of $1.00 per Unit.

(3) The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(i) using the maximum c onversion price of the Units.

(4) Represents shares of our common stock, par value $0.001 per share, previously purchased by the Selling Stockholder from us or our affiliates in transactions exempt from the registration requirements of the Securities Act .

(5) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share is based on the closing price of the registrant’s common stock as quoted on the OTCQB on November 14, 2014, a date within 5 business days prior to the date of filing of this registration statement.

(6) We have previously paid $1,496.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2014

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sales is not permitted.

6 ,000,000 SHARES

NEW ENERGY TECHNOLOGIES, INC. COMMON STOCK

This prospectus relates to the resale by Kalen Capital Corporation, a private corporation organized under the laws of the Province of Alberta (the “Selling Stockholder”) of a maximum of 6 ,000,000 shares (collectively, the “Shares”) of our common stock, par value $0.001. The Shares being offered under this prospectus are comprised of:

(a)

up to 3,503,042 shares of common stock issuable as part of the Units upon conversion of the Convertible Note in the principal amount of $3,000,000 , which we issued to the Selling Stockholder as part of a loan made to us by the Selling Stockholder on October 7, 2013 ; and

(b)

2,496,958 shares of common stock, par value $0.001 per share, previously purchased by the Selling Stockholder from us or our affiliates in transactions exempt from the registration requirements of the Securities Act.

Although we will pay substantially all the expenses incident to the registration of the Shares we will not receive any proceeds from the sales by the Selling Stockholder.

The Selling Stockholder and any underwriter, broker-dealer or agent that participates in the sale of the hares or interests therein may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is determined to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act.

Our common stock is presently quoted for trading under the symbol “NENE” on the OTCQB. On November 17, 2014, the closing price of the common stock, as reported on the OTCQB was $1.67 per share. The Selling Stockholder has advised us that it will sell the shares of common stock registered hereunder from time to time in the open market, on the OTCQB, in privately negotiated transactions or a combination of these   methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

The purchase of the shares offered through this prospectus involves a high degree of risk. Please refer to “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2014

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TABLE OF CONTENTS

Page #
PROSPECTUS SUMMARY	5
THE OFFERING	8
RISK FACTORS	10
NOTE REGARDING FORWARD-LOOKING STATEMENTS	18
USE OF PROCEEDS	19
DETERMINATION OF OFFERING PRICE	19
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	19
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	20
DESCRIPTION OF OUR BUSINESS AND PROPERTY	25
DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS	38
EXECUTIVE COMPENSATION	43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	47
DESCRIPTION OF OUR SECURITIES	48
THE SELLING STOCKHOLDER	51
PLAN OF DISTRIBUTION	52
LEGAL MATTERS	53
EXPERTS	53
WHERE YOU CAN FIND ADDITIONAL INFORMATION	53
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	54
CONSOLIDATED FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus or incorporated by reference herein is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights certain information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before investing in the securities offered pursuant to this prospectus. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, before making an investment decision.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our,” “Company,” “our Company,” and “New Energy” refer to New Energy Technologies, Inc., a Nevada corporation, and its consolidated subsidiaries.

Our Company

We were incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, we amended our Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Kinetic Energy Corporation (“KEC”), and New Energy Solar Corporation (“New Energy Solar”).

KEC was incorporated on June 19, 2008, in the State of Nevada and holds the patents related to our MotionPower™ technology. Our business activities related to the MotionPower™ technology are conducted through KEC. New Energy Solar was incorporated on February 9, 2009, in the State of Florida and has entered into agreements with the University of South Florida (together with the University of South Florida Research Foundation, Inc. “USF”) related to the SolarWindow™ technology.

We are a renewable and alternative energy company developing two (2) sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. Our proprietary, patent-pending technologies are the subject of one hundred and one (101) U.S. and international patent filings.

SolarWindow™

Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a see-through, semi-transparent, coating of organic photovoltaic (“OPV”) solar cells. Our SolarWindow™ technology is the subject of forty-two (42) patent filings. Initially being developed for application on glass surfaces, SolarWindow™ could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone.

The development of our SolarWindow™ technology has advanced through our Sponsored Research Agreement with USF and Stevenson-Wydler Cooperative Research and Development Agreement (“CRADA”) with the Alliance for Sustainable Energy, LLC, which is the operator of The National Renewable Energy Laboratory (“NREL”). For a description of these agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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We have achieved numerous important milestones and overcome major technical challenges in the development of our SolarWindow™ technology, including the ability to generate electricity on glass while remaining see-through. We have also successfully scaled-up our technology from a single solar cell – only one-quarter the size of a grain of rice – to a working array of solar cells which form a one-foot by one-foot early working prototype – our largest-ever SolarWindow™. A pane of glass coated with our SolarWindow™ technology is fabricated by applying our see-through, electricity-generating coatings onto glass surfaces at room temperature and pressure, a significant technical achievement which may provide a manufacturing advantage over expensive and cumbersome high temperature and high positive or negative pressure-sensitive manufacturing methods common to conventional solar photovoltaic (“PV”) manufacturing.

In order to advance the technical development and subsequent commercialization of our SolarWindow™ products, we are actively seeking technology and product licensing arrangements with research institutions, commercial partners, and organizations with established technical competencies, market reach, and mature distribution networks in the solar PV, building-integrated PV, and alternative and renewable energy market industries.

MotionPower™

Our MotionPower™ technology, harvests “kinetic” or “motion” energy from vehicles when they slow down before coming to a stop and converts this captured energy into electricity. Our MotionPower™ technology is the subject of fifty-nine (59) patent filings.

We have initially developed and may commercialize three (3) MotionPower™ systems:

•

MotionPower™-Heavy ― A fluid-driven, system with limited moving mechanical components for installation at sites where big rigs, such as tractor trailers, buses, and large commercial vehicles are traveling at below 15mph and are in the process of slowing down;

•

MotionPower™-Auto ― A fluid-driven, system similar to MotionPower™-Heavy for installation at sites where cars and light-duty trucks, such as sport utility vehicles and automobiles, are traveling at below 15mph and are in the process of slowing down; and

•

MotionPower™-Express ― A mechanical system for installation at sites where all cars, light-duty trucks, motor homes, buses, big rigs, and large commercial vehicles are traveling faster than 15mph and are in the process of slowing down.

MotionPower™-Express can be designed for a range of speeds based on traffic pattern and the amount of energy required for a specific application. Installation sites could potentially include sport and entertainment venues, warehousing and distribution centers, fleet vehicle maintenance facilities, transportation depots, airports (passenger arrival and departure areas), parking lots, border crossings, exit ramps, neighborhoods with traffic calming zones, rest areas, toll booths, and travel plazas.

With respect to our MotionPower™ technology, our focus is the development and deployment of all three MotionPower™ systems. Our development efforts have already produced early working prototypes. If successfully developed, our MotionPower™ technology could potentially be used to harvest kinetic energy generated by any of the estimated 250 million vehicles registered in America, which drive approximately 6 billion miles on our nation’s roadways every day.

We have advanced product development of our MotionPower™ technology through agreements with Veryst Engineering LLC and Sigma Design Company. These firms have experience in energy capture technologies and alternative and renewable energy, respectively. For a description of these agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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We have achieved numerous important milestones in the development of our MotionPower™ technology. For example, following the development of a first-generation MotionPower™-Express prototype, we conducted early durability and user-experience testing at Burger King®, Four Seasons Hotel®, the Holiday Inn Express®, and the City of Roanoke (VA). Data collected and analyzed from these tests have produced important advancements to MotionPower™-Express, including the ability of the system to capture and convert kinetic energy into electrical energy by improving system treadle design and response to vehicle weight and speed.

We are also working to partner with established commercial companies that specialize in energy conservation, and green building practice and performance where our technologies can be field tested and performance validated. Such commercial partnerships could evolve into potential customer sales pipelines.

Important next steps in the development of MotionPower™ include: performance testing, durability, and design improvements that focus on energy capture and conversion, all of which will involve further research and development efforts and the commitment of significant capital and intellectual resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives.

Our Competitive Strengths

We believe that the following strengths enable us to compete successfully in the alternative energy industry:

•	Our products are novel solutions for generating sustainable electricity.

•	Our products have unique characteristics, not readily-achievable by other technologies.

•	Our SolarWindow™ products are designed for application on the vast glass facades of commercial skyscrapers and, unlike conventional PV solar, are not confined to installation on limited rooftop space.

•	The electricity generated by our technologies is compatible for use with existing energy infrastructure.

Our Business Strategy

Key elements of our business strategy include:

•	Partnering with research institutions, product development firms, and others with proven technology expertise.

•	Identifying industry-centric partnerships for technology out-licensing and in-licensing opportunities.

•	Fostering commercial partnerships with industry partners.

•	Developing pricing models that capitalize on available energy subsidies to make our products affordable and attractive to end-users.

•	Developing cost-effective and efficient supply-chain management and manufacturing processes.

•	Identifying and potentially acquiring strategic and/or complementary technologies.

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Corporate Information

We were incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” We conduct our operations through two wholly owned subsidiaries, New Energy Solar Corporation and Kinetic Energy Corporation. Through New Energy Solar Corporation we are developing our SolarWindow™ technology and through Kinetic Energy Corporation we have been developing our MotionPower™ technology. We are a development stage company; we have not generated any revenue since inception and we do not expect to generate any revenue for the foreseeable future. We have incurred losses since inception. See “Risk Factors.”

Our corporate headquarters is located at 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044. Our telephone number is (800) 213-0689; our fax number is (240) 554-2316. Our website is www.newenergytechnologiesinc.com. Information contained on our web site (or any other website) does not constitute part of this prospectus.

Risk Factors

Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section titled “Risk Factors” beginning on page 10 of this prospectus.

THE OFFERING

Securities Being Registered:

Up to 6 ,000,000 shares of common stock, comprised of: (a) up to 3,503,042 shares of common stock issuable as part of the Units upon conversion of the Convertible Note in the principal amount of $3,000,000, which we issued to the Selling Stockholder as part of a loan made to us by the Selling Stockholder on October 7, 2013 ; and (b) 2,496,958 shares of common stock, par value $0.001 per share, previously purchased by the Selling Stockholder from us or our affiliates in transactions exempt from the registration requirements of the Securities Act.

Offering Price:	The Selling Stockholder will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

Selling Stockholder:

The Selling Stockholder is an existing stockholder who purchased or otherwise acquired shares, or warrants to purchase shares, of our common stock from us in private transactions pursuant to exemptions from the registration requirements of the Securities Act. Please refer to the section titled “Selling Stockholder” of this prospectus.

Shares Outstanding Prior to Completion of the Offering:	24,310,518

Authorized Capital Stock:

Our authorized capital stock consists of stock of 300,000,000 shares of common stock, each with a par value of $0.001, and 1,000,000 shares of preferred stock, each with a par value of $0.10. No preferred shares were issued and outstanding.

Shares Outstanding upon Closing of the Offering:

Assuming the Convertible Note is converted on its maturity date for the maximum number of shares issuable based upon a conversion price of $1.00, upon completion of the offering, we will have 27,809,652 shares outstanding, without giving effect to the exercise of any outstanding options or w arrants .

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OTCQB Symbol:	NENE

Transfer Agent:	Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601.

Risk Factors:

Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section titled “Risk Factors” of this prospectus.

Use of Proceeds:	Although we will pay substantially all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales by the Selling Stockholder.

Duration of Offering:

Pursuant to the terms of a registration rights agreement we entered into on October 7, 2013 (the “Registration Rights Agreement”) as part of the loan provided to us by the Selling Stockholder, we agreed to register for resale all of the shares issuable to the Selling Stockholder upon conversion of the Convertible Note, including shares issuable upon exercise of warrants and to keep the registration statement, of which this prospectus is a part of, until the earlier of: (a) the date the Selling Stockholder securities have been sold in accordance with Rule 144; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act. We further provided the Selling Stockholder with demand registration rights for all shares, and shares issuable upon exercise of warrants, owned by the Selling Stockholder as of October 7, 2014 and our failure to file any required registration statements would result in penalties requiring us to issue additional shares of common stock, as further set forth in the Registration Rights Agreement.

Selected Financial Data

The following tables set forth a summary of certain selected consolidated financial data for the fiscal years ended August 31, 2014 and 2013. This information is derived from our consolidated financial statements. Historical results are not necessarily indicative of the results that may be expected for any future period. The consolidated financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included elsewhere in this prospectus.

Statements of Operations Data	For the Year Ended August 31, 2014	For the Year Ended August 31, 2013
Revenue	$0	$0
Loss from operations	$(3,012,910)	$(3,242,722)
Net loss	$(3,892,381)	$(4,272,532)
Basic and diluted net loss per share	$(0.16)	$(0.19)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	$24,279,448	$22,686,892

Balance Sheet Data	As of August 31, 2014	As of August 31, 2013
Cash and cash equivalents	$785,237	$347,493
Working capital	$(74,216)	$397,516
Total assets	$974,091	$533,695
Total liabilities	$1,023,710	$122,356
Total stockholders’ equity	$(49,619)	$411,339

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before purchasing any Shares. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading price of our common stock could decline, and you may lose all or part of your investment. You should acquire the Shares only if you can afford to lose your entire investment. You should also refer to the other information contained in this prospectus, including our financial statements and the notes to those statements, and the information set forth under the caption “Note Regarding Forward-Looking Statements.” The risks described below and contained in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related To Our Business

We have not generated any revenue since inception and do not expect to generate any revenue for the foreseeable future. We had a net loss of $3,892,381 and $4,272,532 for our fiscal years ended August 31, 2014 and 2013, respectively, and we have incurred a cumulative deficit of $20,946,270 from inception (May 5, 1998) through August 31, 2014. We anticipate incurring losses through at least August 2015.

The sale by our stockholders of restricted shares, either pursuant to a resale prospectus or Rule 144, may adversely affect our ability to raise the funds we will require to effectuate our business plan.

As of the date of this prospectus, we had 24,310,518 shares issued and outstanding, of which 9,280,737 are deemed “restricted securities” within the meaning of Rule 144, as promulgated under the Securities Act (“Rule 144”). The possibility that substantial amounts of our common stock may be sold into the public market, either under Rule 144, or pursuant to a resale registration statement, may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities because of the perception that future resales could decrease our stock price and because of the availability of resale shares to those interested in investing in our common stock.

We may require additional financing to expand, accelerate or sustain our current level of operations beyond August 2015, and failure to obtain such financing would have a material adverse effect on our business, operating results, financial condition and prospects.

As of August 31, 2014, we had cash and cash equivalents of $785,237. We anticipate that we will remain engaged in research and product development activities at least through June 2015. Based upon our current level of operations and expenditures, we believe that absent any modification or expansion of our existing research, development and testing activities, cash on hand should be sufficient to enable us to continue operations into our fiscal year ending August 31, 2015. There is no assurance that we will be able to generate revenue and achieve profitability or secure additional financing once our current cash balance is depleted. Any significant expansion in scope or acceleration in timing of our current research and development activities, or commencement of any marketing and sales activities, will require additional funds.

If adequate funds, including proceeds, if any, from this offering are not available on reasonable terms or at all, it would result in a material adverse effect on our business, operating results, financial condition and prospects. In particular, we may be required to delay, reduce the scope of or terminate one or more of our research programs, sell rights to our SolarWindow™ and/or MotionPowerTM technology or other technologies or products based upon such technologies, or license the rights to such technologies or products on terms that are less favorable to us than might otherwise be available. If we raise additional funds by issuing equity or debt securities, further dilution to stockholders may result and new investors could have rights superior to existing stockholders.

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Even if financing is available to us, because we cannot currently estimate the amount of funds or time required to commercialize our technologies, we may secure less funding than is actually required to effectuate our business plan.

We cannot accurately predict the amount of funding or the time required to successfully commercialize either the SolarWindow™ technology or the MotionPower™ technology. The actual cost and time required to commercialize these technologies may vary significantly depending on, among other things, the results of our research and development efforts, the cost of developing, acquiring, or licensing various enabling technologies, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing claims with respect to patents, the regulatory approval process and manufacturing, marketing and other costs associated with commercialization of these technologies. Because of this uncertainty, even if financing is available to us, we may secure insufficient funding to effectuate our business plan.

The success of our research and development activities is uncertain. If such efforts are not successful, we will be unable to generate revenues from our operations and we may have to cease doing business.

Commercialization of the SolarWindow™ and/or the MotionPower™ technology will require significant further research, development and testing as we must ascertain whether the SolarWindow™ and/or the MotionPower™ technology can form the basis for a commercially viable technology or product. If our research and development fails to prove commercial viability of either of the SolarWindow™ or the MotionPower™ technology, we may need to abandon our business model and/or cease doing business, in which case our shares may have no value and you may lose your investment. We anticipate we will remain engaged in research and development, through at least June 2015.

The development of the SolarWindow™ and/or the MotionPower™ technology is subject to the risks of failure inherent to the development of any novel technology.

Ultimately, the development and commercialization of the SolarWindow™ technology and/or the MotionPower™ technology are subject to a number of risks that are particular to the development and commercialization of any novel technology. These risks include, but are not limited to, the following:

•	we may fail to maintain license rights to the SolarWindow™ and/or the MotionPower™ technology (or any of their derivatives);

•

we may fail to develop, acquire, or license various enabling technologies that may be integral to the commercialization of the SolarWindow™ and/or the MotionPower™ technology (or any of their derivatives);

•	the SolarWindow™ and/or the MotionPower™ technology (or any of their derivatives) may ultimately prove to be ineffective, unsafe or otherwise fail to receive necessary regulatory approvals;

•	the SolarWindow™ and/or the MotionPower™ technology (or any of their derivatives), even if safe and effective, may be difficult to manufacture on a large scale or uneconomical to market;

•	our marketing license or proprietary rights to products derived from the SolarWindow™ and/or the MotionPower™ technology may not be sufficient to protect our products from competitors;

•	the proprietary rights of third parties may preclude us or our collaborators from making, using or marketing products utilizing the SolarWindow™ and/or the MotionPower™ technology; or,

•

third parties may market superior, more effective, or less expensive technologies or products having comparable results to the SolarWindow™ and/or the MotionPower™ technology (or any of their derivatives).

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If we ultimately do not obtain the necessary regulatory approvals for the commercialization of the SolarWindow™ and/or the MotionPower™ technology, we will not achieve profitable operations and your investment may be lost.

In order to commercialize the SolarWindowTM and/or the MotionPower™ technology, we may need to obtain regulatory approval from various local, state, federal or international agencies. At this time, we do not have a product to be submitted for regulatory approval. The process for obtaining such regulatory approvals may be time consuming and costly, and there is no guaranty that we will be able to obtain such approvals. The failure to obtain any necessary regulatory approvals could delay or prevent us from achieving profitability, which could result in the loss of your investment.

Our ability to operate profitably is directly related to our ability to develop, protect and perfect rights in and to our proprietary technology.

We rely on a combination of trademark, trade secret, nondisclosure, copyright and patent law to protect our SolarWindow™ and MotionPower™ technology, which may afford only limited protection.

We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity, scope or enforceability of our proprietary rights. Any such claims could be time consuming, result in costly litigation, or force us to enter into royalty or license agreements rather than dispute the merits of such claims, requiring us to pay royalties and/or license fees to third parties. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part and this could diminish or extinguish protection for any technology we may license or may adversely affect our ability to fully commercialize our technologies.

We generally require our subsidiaries and our employees, consultants, advisors and collaborators to execute appropriate agreements with us, regarding the confidential information developed or made known to such persons during the course of their engagement by us. These agreements provide that any proprietary technologies developed during such engagement are owned by us and that confidential information pertaining to such technologies will be kept confidential and not disclosed to third parties except in specific circumstances. These agreements also provide for the assignment to us by any such person of any patents issued with respect to any such technologies. If these provisions are breached, we may not be able to fully perfect our rights to the technologies in question, and in some instances, we may not have an appropriate remedy available for the damages that we may incur as a result of any such breach.

We may be accused of infringing the intellectual property rights of others.

We cannot guarantee that we will not become the subject of infringement claims or legal proceedings by third parties with respect to our current programs or future technology developments. Any such claims could be time consuming, result in costly litigation and could ultimately lead to a determination that the SolarWindow™ and/or the MotionPower™ technology, or any of their derivatives, infringe on a third party’s patent rights.

If we fail to obtain additional licenses in the future required to maintain our rights to market products developed, if any, we may need to curtail or cease operations.

We may not retain all rights to developments, inventions, patents and other proprietary information resulting from any collaborative arrangements, whether in effect as of the date hereof or which may be entered into at some future time with third parties. As a result, we may be required to license such developments, inventions, patents or other proprietary information from such third parties, possibly at significant cost to us. Our failure to obtain and maintain any such licenses could have a material adverse effect on our business, financial condition and results of our operations. In particular, the failure to obtain a license could prevent us from using or commercializing our technology.

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Compliance with environmental regulations, or dealing with harmful or hazardous materials involved in our research and development, may require us to divert our limited capital resources.

Our research and development programs do not generally involve the handling of harmful or hazardous materials, but they may occasionally do so. Accordingly, we may become subject to federal, state and local laws and regulations governing the use, handling, storage and disposal of hazardous and biological materials. If violations of environmental, health and safety laws occur, we could be held liable for damages, penalties and costs of remedial actions. These expenses or this liability could have a significant negative impact on our business, financial condition and results of operations. We may violate environmental, health and safety laws in the future as a result of human error, equipment failure or other causes. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations. We may be subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes to or restrictions on permitting requirements or processes, hazardous or biological material storage or handling might require an unplanned capital investment or relocation. Failure to comply with new or existing laws or regulations could harm our business, financial condition and results of operations. We do not have any insurance coverage with respect to damages or liabilities we may incur as a result of these activities.

In seeking to acquire or develop technologies, we are operating in highly competitive markets and our competitors enjoy numerous competitive advantages over us.

Our commercial success will depend on our ability to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, customer compliance, price, marketing and distribution. Our competitors may succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive. The alternative energy industry is characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter is expected to come from companies, research institutions and universities who are researching and developing technologies and products similar to or competitive with any we may develop.

These companies enjoy numerous competitive advantages, including:

•	significantly greater name recognition;

•	established relations with customers;

•	established distribution networks;

•	more advanced technologies and product development;

•	additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products;

•	greater financial and human resources for product development, sales and marketing, and

•	the ability to endure potentially prolonged patent litigation.

As a result, we may not be able to compete effectively against these companies or their products.

Any products developed from our SolarWindow™ and/or MotionPowerTM technology will face competition from other companies producing solar power and/or energy harvesting products.

The solar power market is intensely competitive and rapidly evolving. The energy harvesting market is not well-defined, immature, and evolving with uncertainty. When, or if, this market matures, it may also be intensely competitive.

Our competitors are better capitalized, have established market positions, and if we fail to attract and retain customers and establish a successful distribution network for our solar products, we may be unable to achieve adequate sales and market share. There are a number of major multi-national corporations that produce solar power and alternative energy products, which may be competitive with those that we are seeking to develop, including Konarka, Heliatek, Dysol, Solarmer Energy, BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo, among others. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new solar power and alternative energy technologies that may have costs similar to, or lower than, our projected costs.

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Technological changes could render our products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Our failure to refine our technologies and to develop and introduce new products could cause our products to become uncompetitive or obsolete, which could prevent us from achieving market share and sales. The alternative energy industry is rapidly evolving and highly competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the industry and to compete in the future and we may be unable to secure such financing. We believe that a variety of competing solar and alternative energy technologies may be under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our products. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of products.

To the extent we are able to develop and commercialize products based upon or derived from the SolarWindow™ and/or the MotionPower™ technology, if such products do not gain market acceptance, we may not achieve sales and market share.

The development of a successful market for our products may be adversely affected by a number of factors, some of which are beyond our control, including:

•	customer acceptance of our products;

•	our failure to produce products that compete favorably against other alternative energy and solar-photovoltaic power products on the basis of cost, quality and performance;

•

our failure to produce products that compete favorably against conventional energy sources and alternative distributed-generation technologies, such as wind, biomass and solar thermal, on the basis of cost, quality and performance;

•	performance and reliability of our products as compared with conventional and alternative energy products;

•

our failure to qualify for and secure government reimbursements, tax incentives and any other financial subsidies that may be available to consumers for the implementation of alternative energy technologies such as solar systems at such time as our products become available for commercial sale, and which potential customers for our products may reasonably expect; and

•	our failure to develop and maintain successful relationships with manufacturers, distributors, and other resellers, as well as strategic partners.

If our products fail to gain market acceptance, we will be unable to achieve sales and market share.

If solar-photovoltaic or kinetic energy harvesting technologies are not suitable for widespread adoption or sufficient demand for such products does not develop or takes longer to develop than we anticipate, we may not be able to profitably exploit the SolarWindow™ and/or MotionPower™ technology.

The market for solar-energy related products is emerging and rapidly evolving, and the market for energy harvesting products is generally unproven and not yet established. The success of products for these markets is uncertain.

If our solar power or energy harvesting technologies prove unsuitable for widespread commercial deployment or if demand for such power products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for such products in the particular markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar and energy capture and conversion products, including:

•	cost-effectiveness of such technologies as compared with conventional and competitive alternative energy technologies;

•	performance and reliability of such products as compared with conventional and competitive alternative energy products;

•	success of other alternative energy technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and solar thermal technologies;

•	public concern regarding energy security, the potential risks associated with global warming, the environmental and social impacts of fossil fuel extraction and use;

•	fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;

•	increases or decreases in the prices of oil, coal and natural gas;

•	capital expenditures by customers, which tend to decrease when domestic or foreign economies slow;

•	continued deregulation of the electric power industry and broader energy industry; and

•	availability of government subsidies and incentives.

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We lack sales and marketing experience and will likely rely on third party marketers.

We have limited experience in sales, marketing or distribution of photovoltaic and energy capture and conversion products. We expect to market and sell or otherwise commercialize the SolarWindow™ and/or the MotionPower™ technology (or any of their derivatives) through distribution, co-marketing, co-promotion or licensing arrangements with third parties. Therefore, any revenues received by us will be dependent on the efforts of third parties. If any such parties breach or terminate their agreements with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of the SolarWindow™ and/or the MotionPower™ technology (or any of their derivatives) would be delayed or terminated, which would adversely affect our ability to generate revenues and our profitability.

We may compete for the time and efforts of our officers and directors.

Certain of our officers and directors are also officers, directors, and employees of other companies, and we may have to compete with the other companies for their time, attention and efforts. Except for Mr. John A. Conklin, our President and Chief Executive Officer, Chief Financial Officer and a director, none of our directors anticipate devoting more than approximately five (5%) percent of their working time to our matters.

Risks Related To Ownership of Our Common Stock and This Offering

The trading price of our common stock historically has been volatile and may not reflect its actual value.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic our control. In recent years, broad stock market indices in general, and smaller capitalization companies in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock.

Our common stock is a penny stock and is not traded on a national securities exchange, therefore you may find it difficult to sell the shares of our common stock you acquire in this offering.

Our common stock is traded on the OTCQB. The OTCQB is viewed by most investors as a less desirable, and less liquid, marketplace. As a result, an investor may find it more difficult to purchase, dispose of or obtain accurate quotations as to the value of our common stock.

Additionally, our common stock is subject to regulations of the SEC applicable to “penny stock.” Penny stock includes any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and “accredited investors” (as defined in Rule 501(c) of the Securities Act). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of our common stock.

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In addition, the penny stock regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

Although our common stock is currently quoted on the OTCQB, if we do not meet or comply with the recent changes to the OTCQB our shares may be delisted from the OTCQB and would likely be traded on the OTC Pink (aka the Pink Sheets).

Although our common stock is currently quoted on the OTCQB, effective as of May 1, 2014, the OTC Markets Group, Inc. changed its rules for OTCQB eligibility. To be eligible for OTCQB, companies will be required to:

•	Meet a minimum bid price test of $0.01. Securities that do not meet the minimum bid price test will be downgraded to OTC Pink;

•	Submit an application to OTCQB and pay an application and annual fee; and

•

Submit an OTCQB Annual Certification confirming the Company Profile displayed on www.otcmarkets.com is current and complete and providing additional information on officers, directors, and controlling shareholders.

Management has not yet determined whether it will submit the required application and pay the associated fees to remain quoted on the OTCQB. In the event we do not submit an application and pay those fees our common stock will likely be downgraded to the OTC Pink, which could adversely affect the market liquidity of our common stock.

Kalen Capital Corporation (“KCC”), a private corporation solely owned by Mr. Harmel S. Rayat, a former officer and director and director of ours, beneficially owns approximately 62.3% of our issued and outstanding stock. This ownership interest may preclude you from influencing significant corporate decisions.

As of November 10 , 2014, KCC, a private corporation solely owned by Harmel S. Rayat, beneficially owned approximately 24,05 2 ,201 shares (including shares issuable upon exercise of outstanding warrants, conversion of the Convertible Note and exercise of warrants included as part of the Units issuable upon conversion of the Convertible Note), or approximately 62.3%, of our outstanding common stock. On October 7, 2013, we received a loan in the principal amount of $3,000,000 from KCC and issued the Convertible Note , as amended pursuant to the Amended BLA, which if converted on its maturity date in the full amount , including all accrued interest, at $1.00 per Unit, would result in the issuance of an additional 3,503,042 shares of our common stock and a Series L Warrant to purchase up to an additional 3,503,042 shares of our common stock. As a result, Mr. Rayat may be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies. Mr. Rayat’s interests may be different from yours. For example, he may support proposals and actions with which you may disagree or which are not in your interest. This concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, Mr. Rayat could use his voting influence to maintain our existing management and directors in office, or support or reject other management and Board proposals that are subject to stockholder approval, such as the adoption of employee stock plans and significant unregistered financing transactions.

Substantial sales of our common stock could lower our stock price.

As of the date of this prospectus, we had 24,310,518 shares of common stock outstanding, of which 15,029,781 shares are freely tradable. Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, the sale of the Units could impair our ability to raise capital through the sale of additional equity in the future.

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There are options to purchase shares of our common stock currently outstanding.

As of August 31, 2014, we have granted options to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 1,325,837 shares of our common stock. The exercise prices of these options range from $0.80 to $6.51 per share. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

There are warrants to purchase shares of our common stock currently outstanding.

As of the date of this prospectus, we have issued warrants to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 3,302,001 shares of common Stock. The exercise prices of these warrants are: (a) $0.64 per share for the Series G Warrant exercisable for 625,000 shares; (b) $0.83 per share for the Series H Warrants exercisable for 1,755,126 shares; (c) $1.37 for the Series I Warrant exercisable for 921,875 shares ; (d) $1.12 for the Series J Warrant exercisable for 3,110,378 shares; and $ 1.20 for the Series K Warrant exercisable for 3,110,378 shares. If issued, the shares underlying these warrants would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

There is a convertible note in the principal amount of $3,000,000 currently outstanding that, if converted, may require us to issue additional shares of our common stock and warrants to purchase our common stock.

On October 7, 2013, we issued the Convertible Note evidencing a loan made to us by KCC. Pursuant to the terms of the Convertible Note, as amended by the Amended BLA, KCC may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Loan, and any or all accrued and unpaid interest due thereon, into Units, with each Unit consisting of (a) one share of common stock and (b) one Series L Warrant allowing KCC to purchase one share of common stock. The Units are convertible at a unit price equal to the lesser of (1) $1.37, or (2) seventy percent (70%) of the 20 day average closing price of the Common Stock as quoted on the OTCQB as of the last trading date prior to the date of exercise, subject to a floor of $1.00. The exercise price of each Series L Warrant will be equal to sixty percent (60%) of the 20 day average closing price of our common stock as quoted on the OTCQB as of the last trading date prior to the date of exercise (all share prices will be rounded to the nearest cent). The Series L Warrant is exercisable for a period of five (5) years from the date of issuance and contains a provision allowing the holder to exercise the warrant on a cashless basis as further set forth therein. Assuming KCC converts the entire Convertible Note and all interest then due at an exercise price of $1.00 per Unit on its maturity date we will be obligated to issue KCC 3,503,042 shares of common stock and a Series L Warrant to purchase up to 3,503,042 shares of common stock.

We have entered into the Registration Rights Agreement with KCC requiring us to register all the shares owned by KCC as of October 7, 2014, including all shares issuable upon conversion of any warrants then owned by KCC. If we fail to timely file the registration statements we will be obligated to issue additional shares of our common stock to KCC.

On October 7, 2013, as part of the bridge loan made to us by KCC we entered into a registration rights agreement with KCC pursuant to which we agreed to file such number of registration statements as required to register for resale with the SEC all the shares owned by KCC as of October 7, 2014, including all shares issuable upon conversion of any warrants then owned by KCC. As part of the Amended BLA we agreed to include all shares issuable upon exercise of the Series J Warrant, Series K Warrant and Series L Warrant as part of the Registration Rights Agreement. If we fail to timely file the registration statements we will be obligated to issue additional shares of our common stock to KCC . In the event the we fail to file a registration statement in the time period required, we will issue to KCC additional shares of our common stock equal to 5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to file such registration statement, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 25% of the number of shares of our common stock that were to be registered. Additionally, in the event we fail to cause a registration statement to be declared effective within ninety days from the date of filing, we will issue to KCC additional shares of our common stock equal to 2.5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to cause the SEC to declare such registration statement effective, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 10% of the number of shares of Common Stock included in such registration statement. The registration statement of which this prospectus is a part of was timely filed and no additional shares must be issued to KCC at this time.

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We may issue preferred stock which may have greater rights than our common stock.

Our Articles of Incorporation allow our Board of Directors (the “Board”) to issue up to 1,000,000 shares of preferred stock. Currently, no shares of preferred stock are issued and outstanding. However, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from the holders of our common stock. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing it to be converted into shares of common stock, which could dilute the value of our common stock to then current stockholders and could adversely affect the market price, if any, of our common stock.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on a registered national exchange, such exchange’s rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our failure to adequately comply with any of these laws, regulations, standards or rules may result in substantial fines or other penalties and could have an adverse impact on our ongoing operations.

Because we do not intend to pay dividends for the foreseeable future you should not purchase our shares if you are seeking dividend income.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase the shares offered by us pursuant to this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon our current assumptions, expectations and projections, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows, (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities, (d) anticipated trends in the industries in which our technology would be utilized, (e) our future financing plans, and (f) our anticipated needs for working capital.

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Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

We have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities or financing from other sources until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

This prospectus relates to the resale of certain shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. This prospectus also relates to shares of our common stock which may be issued to the Selling Stockholder upon exercise of t he C onvertible N ote. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder in this offering.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will determine at what price it may sell the Shares, and such sales may be made at prevailing market prices, or at privately negotiated prices. The conversion price of the Units has been arbitrarily determined by us and bears no significant relationship to our assets, earnings, book value or any other objective standard of value. Please refer to “Plan of Distribution.”

MARKET PRICE AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol “NENE.” On November 17, 2014, the closing price of the common stock, as reported on the OTCQB was $1.67 per share. Our warrants are not currently traded on any market.

As of the date of this prospectus, there were 24,310,518 shares of our common stock outstanding and held by approximately 41 stockholders of record. A portion of our common stock is held in “street name” or by beneficial holders, whose shares are held of record by banks, brokers, and other financial institutions.

The following table sets forth the range of high and low bid prices for our common stock for each quarter during the past two fiscal years as reported on the OTCQB:

Fiscal Year Ended August 31, 2014	High	Low
First Quarter (September 1 - November 30, 2013)	$3.31	$1.85
Second Quarter (December 1, 2012 - February 28, 2014)	$2.95	$2.30
Third Quarter (March 1 – May 31, 2014)	$2.56	$1.94
Fourth Quarter (June 1 – August 31, 2014)	$2.04	$1.50

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Fiscal Year Ended August 31, 2013	High	Low
First Quarter (September 1 - November 30, 2012)	$1.30	$0.80
Second Quarter (December 1, 2012 - February 28, 2013)	$1.68	$0.76
Third Quarter (March 1 – May 31, 2013)	$2.57	$1.22
Fourth Quarter (June 1 – August 31, 2013)	$2.17	$1.67

Dividend Policy

We have not paid any dividends on our common stock and our Board presently intends to continue a policy of retaining earnings, if any, for use in our operations. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Board in light of conditions then existing, including earnings, financial condition, capital requirements and other factors. The Nevada Revised Statutes prohibit us from declaring dividends where, if after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Except as set forth above, there are no restrictions that currently materially limit our ability to pay dividends or which we reasonably believe are likely to limit materially the future payment of dividends on common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this prospectus.

Overview

New Energy Technologies, Inc. was incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, we amended our Articles of Incorporation to change our name to New Energy Technologies, Inc. Our wholly owned subsidiaries include: Kinetic Energy Corporation, which was incorporated on June 19, 2008, in the State of Nevada and holds the patents related to our MotionPower™ technology; and New Energy Solar Corporation, which was incorporated on February 9, 2009, in the State of Florida and has entered into agreements with USF to sponsor research related to our SolarWindow™ technology.

We are a development stage renewable and alternative energy company developing two (2) sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. Our proprietary, patent-pending technologies are collectively the subject of one hundred and one (101) patent filings. Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a see-through, semi-transparent, coating of OPV solar cells applied to glass and plastics. Our SolarWindow™ technology is the subject of forty-two (42) patent filings. Our MotionPower™ technology harvests “kinetic” or “motion” energy from vehicles when they slow down before coming to a stop and converts this captured energy into electricity. Our MotionPower™ technology is the subject of fifty-nine (59) patent filings.

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We do not currently have any commercial products and there is no assurance that we will successfully be able to design, develop, manufacture, or sell any commercial products in the future.

Our product development programs involve ongoing research and development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by our contract engineers, scientists, and consultants.

Ultimately, we plan to market any SolarWindow™ and/or MotionPower™ technology products through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. We believe that this approach could provide immediate access to pre-existing distribution channels, therefore potentially increasing market penetration and commercial acceptance of our products and enabling us to avoid expending significant funds for development of a large sales and marketing organization.

We cannot accurately predict the amount of funding or the time required to successfully commercialize either the SolarWindow™ or the MotionPower™ technology. The actual cost and time required to commercialize these technologies may vary significantly depending on, among other things, the results of our research and development efforts, the cost of developing, acquiring, or licensing various enabling technologies, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing claims with respect to patents, the regulatory approval process and manufacturing, marketing and other costs associated with commercialization of these technologies. Because of this uncertainty, even if financing is available to us, we may secure insufficient funding to effectuate our business plan.

Research and Related Agreements

We are a party to certain agreements related to the development of our SolarWindow™ and MotionPower™ technology.

SolarWindow™ Technology

Stevenson-Wydler Cooperative Research and Development Agreement with the Alliance for Sustainable Energy

In efforts to advance the commercial development of the SolarWindow™ technology, on March 18, 2011, we entered into a CRADA with Alliance for Sustainable Energy, LLC (“Alliance”), the operator of NREL under its U.S. Department of Energy contract. Under terms of the CRADA, NREL researchers will make use of our exclusive intellectual property (“IP”), newly developed IP, and NREL’s background IP in order to work towards specific product development goals. Under the terms of the CRADA, we agreed to reimburse Alliance for filing fees associated with all documented, out-of-pocket costs directly related to patent application preparation and filings, and maintenance of the patent applications.

On January 16, 2013, we entered into a modification to the CRADA for the purpose of extending the date pursuant to which NREL’s researchers will make use of our exclusive IP and NREL’s background IP. As part of the extension, we advanced $150,000 to Alliance as a retainer, which will be used once the development goals are met. Until such time, however, Alliance bills us monthly for R&D related costs as they are incurred.

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On March 6, 2013, we entered into Phase II of our CRADA with Alliance. Under the terms of the agreement, researchers will additionally work towards:

•	Further improving SolarWindow™’s efficiency and transparency;

•	Optimizing electrical power (current and voltage) output;

•	Optimizing the application of the active layer coatings which make it possible for SolarWindow™ to generate electricity on glass surfaces;

•	Developing improved electricity-generating coatings by enhancing performance, processing, reliability, and durability;

•	Optimizing SolarWindow™ performance on flexible substrates; and

•	Developing high speed and large area roll-to-roll (R2R) and sheet-to-sheet (S2S) coating methods required for commercial-scale BIPV and windows.

University of South Florida Research Foundation, Inc. License Agreement, Option Agreement, Sponsored Research Agreement

Through New Energy Solar, we are a party to a License Agreement, an Addendum to the License Agreement, an Option Agreement and a Sponsored Research Agreement with USF. These agreements provide for our support of a project relating to the development of the SolarWindow™ technology and grant us an exclusive worldwide commercial license under certain patents relating to the SolarWindow™ technology developed at USF.

On July 5, 2011, we entered into a letter agreement pursuant to which we agreed to reimburse USF for filing fees associated with USF’s patent applications (the “Applications”) for certain identified technologies (the “Letter Agreement”). Pursuant to the terms of the Letter Agreement, we committed to reimburse USF for all documented, out-of-pocket costs directly related to the filing and maintenance of the Applications. In return, USF granted us the exclusive right to negotiate a definitive option or license agreement with USF for the technologies underlying the Applications for a period of time after USF files a patent for an identified technology (the “Negotiation Period”). Should the Negotiation Period expire without us entering into an agreement with USF, we could extend the Negotiation Period for an additional period of time by paying USF a one-time payment of a specified sum. If after this additional time we fail to enter into an agreement with USF, USF is free to enter into negotiations and license the underlying technologies to a third-party. The USF Research Foundation, Inc. granted the lead USF research scientist authorization to enter into discussions with us to extend the date of the Sponsored Research Agreement. We mutually agreed with USF to terminate the sponsored research on February 23, 2013, as the scope of work of the sponsored research had been substantially completed. We are in the process of negotiating terms to a new world-wide licensing agreement for completed research and related patent filings.

MotionPower™ Technology

Sigma Design Agreement

Through KEC, the Company was party to consulting agreements with Sigma Design Company, LLC (“Sigma”) a Middlesex, New Jersey based engineering and design firm, pursuant to which Sigma was contracted to provide engineering, product development and testing services primarily relating to the development of the MotionPower™ technologies. On, or about July 15, 2013, Sigma completed its MotionPower™ development and testing services.

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Results of Operations

Year En ded August 31, 2014 Compared with the Year Ended August 31, 2013

Operating Expenses

A summary of our operating expense for the years ended August 31, 2014 and 2013 follows:

	2014	2013	Increase / (Decrease)	Percentage Change
Operating expense
Selling, general and administrative	$1,960,854	$1,502,581	$458,273	30
Research and development	620,634	356,877	263,757	74
Stock compensation	431,422	1,383,264	(951,842)	(69)
Total operating expense	$3,012,910	$3,242,722	$(229,812)	(7)

Selling, General and Administrative

Selling, general and administrative costs include all expenditures incurred other than research and development related costs, including costs related to personnel, professional fees, travel and entertainment, public company costs, insurance and other office related costs. The increase is due to an increase in professional fees and public company costs primarily related to fees paid to publicize our SolarWindow™ and MotionPower™ technologies within the industry and investor community offset by decreased expenses related to personnel and travel.

Research and Development

Research and development (“ R&D ”) costs represent costs incurred to develop our SolarWindow™ and MotionPower™ technologies and are incurred pursuant to our research agreements and agreements with other third party providers and certain internal R&D cost allocations. Payments under these agreements include salaries and benefits for R&D personnel, allocated overhead, contract services and other costs. R&D costs are expensed when incurred, except for non-refundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed. R&D costs increased during 2014 as a result of increasing SolarWindow™ research and development activities.

Stock Compensation

Expense associated with equity based transactions is calculated and expensed in our financial statements as required pursuant to various accounting rules and is non-cash in nature. Stock compensation represents the expense associated with the amortization of our stock options, issuance of restricted common stock and issuance of warrants to purchase our common stock. Stock compensation expense decreased in 2014 primarily due to the current year reversal of $324,781 of expense associated with the forfeiture of Mr. Conklin’s stock options that were issued to him on August 9, 2010 pursuant to his previous employment agreement and the prior year inclusion of $1,059,038 recognized upon the issuance of Series H Warrants granted as an inducement to convert a $1,000,000 bridge loan into shares of common stock offset by the January 1, 2014 grant of stock options to Mr. Conklin.

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Other Income (Expense)

A summary of our other income (expense) for the years ended August 31, 2014 and 2013 follows:

	2014	2013	Change
Other income (expense)
Interest expense	$(193,151)	$(30,325)	$(162,826)
Interest expense - accretion of debt discount	(686,320)	(999,485)	313,165
Total other income (expense)	$(879,471)	$(1,029,810)	$150,339

Interest Expense

“Interest expense” relates to the stated interest of our convertible promissory notes. “Interest expense - accretion of debt discount” represents the accretion of the discount applied to our notes as a result of the issuance of detachable warrants and the beneficial conversion feature contained our notes calculated according to the effective interest method. The amounts under the 2014 column relate to the $3 million Note and the amounts under the 2013 column relate to the 2012, $1 million bridge loan.

Liquidity and Capital Resources

We have an accumulated deficit of $20,946,270 through August 31, 2014. Included in the deficit are non-cash expenses totaling $5,738,112 relating to the issuance of stock for services, compensatory stock options, warrants granted for value and accretion of debt discount. Due to the “start-up” nature of our business, we expect to incur losses as we continue development of our OPV and energy harvesting technologies and expand.

These conditions raise substantial doubt about our ability to continue as a going concern. Management recognizes that in order for us to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investment in order to maintain and/or expand the range and scope of our business operations. However, there is no assurance that such additional funds will be available for us on acceptable terms, if at all. If we are unable to raise additional capital when needed or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Our principal source of liquidity is cash in the bank. At August 31, 2014 , we had a cash and cash equivalent balance of $785,237. We have financed our operations primarily from the sale of equity securities as follows:

•	$1,000,000 received in 2012 pursuant to the 2012 Bridge Loan;

•	$1,200,000 received in 2013 from the consummation of a self-directed registered offering of common stock and Series H Warrants on February 1, 2013; and

•	$3,000,000 received on October 7, 2013 from the issuance of an unsecured, convertible promissory note bearing an annual interest rate of 7% (the “ 2013 Note ”) in that amount.

Net cash used in operating activities was $2,545,379 for the year ended August 31, 2014 , compared to net cash used in operating activities of $1,905,909 for the year ended August 31, 2013 . The increase in cash used in operating activities of $639,470 substantially reflects increases in amounts paid for research and development and public company marketing expenses .

Net cash used in investing activities was $16,877 for the year ended August 31, 2014 , compared to net cash used in investing activities of $0 for the year ended August 31, 2013 . The increase in cash used in operating activities substantially reflects increases in amounts paid for research and development equipment.

Net cash provided by financing activities was $3,000,000 for the year ended August 31, 2014 , compared to $1,206,484 for the year ended August 31, 2013 . Cash provided by financing activities in 2014 was from the 2013 Note and in 2013 from the February 1, 2013 self-directed registered offering of common stock and exercise of warrants .

Other Contractual Obligations

In addition to our contractual obligations under the research agreements, as of August 31 , 2014 , we have lease payments of $1,100 each month under our month-to-month corporate and other office operating leases. In addition, we have future payments totaling $6,500 pursuant to agreements with third party providers that we utilize for investor and public relations and marketing and business development.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

On June 10, 2014, accounting principles generally accepted in the United States were amended to remove the definition of a development stage entity thereby removing the financial reporting distinction between development stage entities and other reporting entities. In addition, the amendments eliminate the requirements for the Company to present inception-to-date information and to label the consolidated financial statements as those of a development stage entity. The amendments are effective for the Company’s consolidated financial statements as of August 31, 2016, and interim periods therein; however, early application of each of the amendments is permitted for any reporting period. The Company has adopted the amendments and no longer presents inception-to-date information in the statements of operations, statement of changes in stockholders’ deficit and statements of cash flows. In addition, the financial statements will no longer be labeled as those of a development stage entity.

DESCRIPTION OF OUR BUSINESS AND PROPERTY

Background

We are a Nevada corporation. We were incorporated on May 5, 1998, under the name “Octillion Corp.” We are a development stage company; we have not generated any revenue since inception and we do not expect to generate any revenue for the foreseeable future. We have incurred losses since inception. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. We do not currently have any commercial products and there is no assurance that we will successfully be able to design, develop, manufacture, or sell any commercial products in the future. See “Risk Factors.”

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We are a renewable and alternative energy company, actively developing two novel technologies for generating sustainable electricity, one of which harvests solar energy of the sun and artificial light, and the other harvests the available kinetic energy present in moving vehicles. Our proprietary, patent-pending technologies and products, which are the subjects of 101 patent-filings, have been invented, designed, engineered, and prototyped in preparation for advanced field testing, product development, and commercial deployment.

Our first technology, SolarWindow™, generates electricity when glass surfaces are coated with electricity-generating coatings, creating semi-transparent, see-through solar cells. If successfully developed, SolarWindow™ could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone.

Our second technology, MotionPower™, harvests available “kinetic” or “motion” energy of cars, trucks, buses, and heavy commercial vehicles when they slow down before coming to a stop. MotionPower™ converts this captured energy into electricity. If successfully developed, MotionPower™ could potentially be used to harvest kinetic energy generated by any of the estimated 250 million vehicles registered in America, which drive approximately six billion miles on our nation’s roadways every day.

Our product development programs involve ongoing research and development efforts and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by our contract engineers, scientists, and consultants.

We have achieved numerous important milestones in the development of both of our technologies. For example, in advancing our SolarWindow™ technology, we have overcome major technical challenges, including the ability to achieve transparency while generating electricity on glass. We have also successfully scaled-up our technology from a single solar cell – only one-quarter the size of a grain of rice – to an array of solar cells which form a one-foot by one-foot early working prototype – our largest-ever SolarWindow™. SolarWindow™ is fabricated by applying our see-through, electricity-generating coatings onto glass surfaces at room temperature, a significant technical achievement which may provide a manufacturing advantage over expensive and cumbersome temperature-specific and pressure-sensitive manufacturing methods common to conventional solar manufacturing.

Likewise, following successful development of a first-generation prototype, we conducted early durability and user-experience testing of our MotionPower™-Express system for cars and light trucks, such as sport utility vehicles at Burger King®, Four Seasons Hotel®, the Holiday Inn Express®, and the City of Roanoke VA. Data collected and analyzed from these tests have produced important advancements to the MotionPower™ technology, including a reduction in size and maintenance costs, while increasing the system’s capacity to produce electrical power.

We have increased our focus on advanced testing, durability, and design refinements in preparation for commercial deployment, which is key to the commercialization of our products. We are also working to partner with established commercial enterprises where our technologies can be field tested and refined. We will seek to leverage and evolve such early relationships into our potential customer pipelines.

In order to accelerate the technical development and subsequent distribution of our products, in addition to the license granted to us by the University of South Florida Research Foundation, Inc., we are seeking technology and product licensing arrangements with research institutions, commercial partners, and organizations with established technical competencies, market reach, and mature distribution networks in the solar-photovoltaic, building-integrated photovoltaics, or alternative and renewable energy industries.

The development of our SolarWindow™ technology has significantly advanced through our sponsored research agreement with the University of South Florida and the CRADA with NREL. We have advanced our MotionPower™ technologies through product development agreements with Veryst Engineering LLC and Sigma Design Company. These firms have experience in energy capture technologies and alternative and renewable energy, respectively. For a description of these agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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Our Key Milestones

SolarWindow™ Milestones

We have been working to invent, design, test, and prototype our SolarWindow™ technology for application to commercial flat glass in tall towers since November 2006. We have achieved the following important milestones in our development efforts:

•	There are currently forty-two (42) patent filings related to SolarWindow™ technology.

•	We are negotiating an exclusive worldwide commercial license for patents relating to the electricity-generating coating and SolarWindow™ technology developed at USF.

•	Entered into a CRADA with Alliance for Sustainable Energy, LLC, the operator of NREL under its U.S. Department of Energy contract.

•

Filed fourteen (14) patent applications for our own electricity-generating coating and SolarWindow™ technology development efforts that are independent of USF sponsored research and NREL CRADA research.

•	Announced that we have expanded the use of our SolarWindow™ coatings to include two (2) new product lines for commercial and military aircraft, and the safety and security of military pilots.

•

Determined the correct combination of compounds to create a single solar cell smaller than one-quarter the size of a grain of rice, which can successfully generate electricity on glass while remaining stable and see-through.

•	Scaled-up from a single solar cell to a one-inch by one-inch “array”. An “array” is an arrangement of multiple solar cells rather than an individual single solar cell.

•

Developed a method for spraying our see-through electricity-generating coatings onto glass surfaces at room temperature and pressure, a significant technical achievement which may provide a manufacturing advantage over expensive and cumbersome high temperature-specific and high positive or negative pressure-sensitive manufacturing methods common to conventional solar PV manufacturing.

•

Invented and fabricated novel contacts that conduct electricity on SolarWindow™, yet remain see-through. Conventional contacts for conducting electricity use materials which generally block visibility and inhibit transparency. Engineered new methods for absorbing light energy to improve the flow of electrons (negatively charged particles), a process fundamental to generating electricity necessary for power appliances and fixtures. Discovered new, solution-based compounds that successfully mobilize the electrons necessary for generating electricity on SolarWindow™ and eliminate the use of other materials that could be prone to breakdown. We have been able to produce these compounds without the use of expensive starting materials, and have discovered methods that allow for reproducibility. Created methods for increasing power output by maximizing the number of solar-cells present in our SolarWindow™ array for a defined surface area. Successfully scaled-up SolarWindow™ prototypes from a one-inch square to a twelve (12)-inch square (144 square inches in surface area).

•	Generate electricity on flexible plastic using novel see-through SolarWindow™ coatings. Developed new SolarWindow™ coatings with increased transparency and improved color.

•	Successfully fabricated its latest working window prototype using a faster, rapid scale-up process for applying solution-based coatings.

•

Produced the largest OPV device ever fabricated at NREL in the institute’s history. Successfully collected and transported electricity using a virtually ‘invisible’ conductive wiring system developed for SolarWindow™.

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MotionPower™ Milestones

We have been working to invent, design, test and prototype our MotionPower™ technology since July 2008. We have achieved the following important milestones in the development of our MotionPower™ technology and potential products:

•	There are currently fifty-nine (59) patent filings related to MotionPower™ technology.

•	Invented methods for harvesting the kinetic energy from vehicles of varying sizes, ranging from small cars to large trucks.

•

Fabricated systems able to adapt to the unique characteristics of different vehicles weight and speed in order to optimize the amount of kinetic energy captured and converted to electricity, including MotionPower™-Express, MotionPower™-Auto and MotionPower™ Heavy.

•	Developed systems able to accommodate passage of small vehicles, bicyclists and pedestrians over the device.

•

Designed tamper-resistant systems, accompanied by a suite of sensors that allow systems to operate and be tracked for extended periods of time without supervision, essential to conducting meaningful tests at field-installation sites and commercial installation.

•

Reduced the number of moving or mechanical parts and arranged moving mechanical components into a single housing unit for ease of manufacturing, greater operating reliability, and lower maintenance and production costs.

•	Invented a novel storage system that helps better utilize the power of each vehicle axle to improve the capture and conversion of kinetic energy to electricity.

•

Addressed system durability, resistance to damage from vehicles, road debris and weather. Engineered MotionPowerTM mechanical components and height actuation to maintain driver control and minimize disruption; and control rolling resistance and forces to reduce, if not eliminate, potential jerking motion. Configured systems for flexibility of installation for both above-grade and in-road (embedded) applications.

•

Developed MotionPowerTM to be “scalable” to accommodate site-specific roadway entry and egress, and electrical power demands. Successfully demonstrated our brand new roadway technology at the Roanoke Civic Center in Virginia, a high-traffic volume entertainment, convention, and cultural complex.

Products Derived from our Technologies

SolarWindowTM

We are developing our SolarWindow™ technology as the world’s first-of-their-kind systems able to generate electricity on glass windows and flexible plastic while remaining see-through.

On September 16, 2010, we publicly unveiled a working four-inch by four-inch prototype of our proprietary SolarWindow™ technology at USF. Scientists at the event powered lights on a scale-model house by exposing our see-through SolarWindow™ to artificial light from fluorescent lamps, mimicking lighting typically installed inside offices. In artificial light, SolarWindow™ technology outperforms today’s commercial solar and thin-films by as much as tenfold under low-intensity irradiance.

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Researchers also repeatedly opened and closed window shades, successfully powering LED lights each time SolarWindow™ was exposed to natural light. This demonstration mimicked outdoor exposure such as sunlight on the exterior façade of commercial buildings – our initial target market and, we believe, a promising early application of the technology.

Scientists at the debut event not only demonstrated the ability to generate “voltage” to power lighting, but also revealed SolarWindowTM capacity to produce “current” necessary for powering mechanical devices and appliances. Researchers successfully powered the mechanical rotor blades of a small helicopter using only a single, small-scale SolarWindow™ prototype exposed to a solar simulator.

In February 2012, we successfully developed the largest OPV device fabricated at NREL, measuring 170cm2, approximately 14 times larger than previous devices produced at NREL. In March 2012, we, together with NREL researchers, successfully collected and transported electricity using a virtually ‘invisible’ conductive wiring system developed for SolarWindow™. The ability to transport electricity on glass windows while remaining see-through is especially important to the eventual deployment of an aesthetically pleasing commercial product.

SolarWindow™ generates electricity by harnessing the energy of the sun in order to create a “photovoltaic” effect. Photovoltaics are best known as a method for generating electric power by using solar cells to convert energy from the sun into a flow of electrons. Typically, conventional PV power is generated by making use of solar modules composed of a number of cells containing PV and electricity-conducting materials. These materials are usually opaque (i.e., not see-through). Our researchers have replaced these materials with compounds that allow our SolarWindow™ technology to remain see-through, while generating electricity.

We are currently developing six (6) products (collectively, the “SolarWindow™ Products”) derived from our SolarWindow™ technology:

•	SolarWindowTM – Commercial – A flat glass product for installation in new commercial towers under construction and replacement windows;

•	SolarWindowTM – Structural Glass – Structural glass walls and curtains for tall structures;

•	SolarWindowTM – Architectural Glass – Textured and decorative interior glass walls, room dividers, etc.;

•	SolarWindowTM – Residential – A window glass for installation in new residential homes under construction and replacement windows;

•

SolarWindowTM – Flex – Flexible films which may be applied directly onto glass, similar to aftermarket window tint films, for retrofit to existing commercial towers, buildings, and residential homes; and

•	SolarWindowTM – BIPV – Components associated with BIPV applications in homes, buildings, and office towers.

Our focus is first on the development and deployment of SolarWindowTM Commercial, Structural, and Architectural products. Our product development efforts have already produced early working prototypes for these applications. Commercialization of the SolarWindowTM technology will require significant further research, development and testing, and we must ascertain whether the SolarWindowTM technology can actually form the basis for a commercially viable technology or product.

MotionPower™

Our MotionPowerTM products in development are systems that generate clean electricity by capturing and making use of the kinetic energy of moving vehicles.

All vehicles in motion possess kinetic energy. Kinetic energy refers to the energy of motion, and is best described as the energy an object possesses due to its motion, such as the energy observed when a ball is thrown or kicked or when a cyclist no longer needs to pedal a bike in order to continue forward motion.

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The amount of kinetic energy a vehicle possesses is based upon the vehicle’s speed and weight, and inherent design and operational characteristics. The faster the vehicle is moving and the heavier it is, the more kinetic energy it possesses. When a moving vehicle slows down, it wastes some of its kinetic energy in the process of braking. It is this available kinetic energy which our MotionPower™ technology seeks to capture and convert into electricity.

For our MotionPower™ products to effectively harvest a vehicle’s kinetic energy, they must be installed at sites where vehicles are moving, or are in the process of slowing down before stopping. Our MotionPower™ technology functions as an energy harvester. Because the MotionPower™ technology is designed to be installed in locations where cars and light trucks are moving, or are required to reduce their speed, our systems only make use of vehicle energy that is required to slow down and do not “rob” vehicles of energy they would otherwise use.

We have conducted early durability and user-experience testing of our MotionPower™-Express system for cars and light trucks, such as sport utility vehicles, at Burger King®, Four Seasons Hotel®, the Holiday Inn Express®, and the City of Roanoke (VA).

Our MotionPower™ technologies could potentially be installed at high traffic locations, wherever vehicles are required to slow down or stop, including exit ramps, toll booths, traffic intersections, rest areas, travel plazas, border crossings, neighborhoods with traffic calming zones, parking sites, drive-thrus and other roadway points.

There are three MotionPower™ products in development:

•

MotionPower™-Heavy ― A fluid-driven, system with limited moving mechanical components for installation at sites where big rigs, such as tractor trailers, buses, and large commercial vehicles are traveling at below 15mph and are in the process of slowing down;

•

MotionPower™-Auto ― A fluid-driven, system similar to MotionPowerTM-Heavy for installation at sites where cars and light-duty trucks, such as sport utility vehicles and automobiles, are traveling at below 15mph and are in the process of slowing down; and

•

MotionPower™-Express ― A mechanical system for installation at sites where all cars, light-duty trucks, motor homes, buses, big rigs, and large commercial vehicles are traveling faster than 15mph and are in the process of slowing down.

Commercialization of the MotionPowerTM technology will require significant further research, development and testing, and we must ascertain whether the MotionPowerTM technology can actually form the basis for a commercially viable technology or product.

Our Industry and Market Opportunity

Overview

We believe our products uniquely address a growing market opportunity for technologies able to generate sustainable electricity. Rising energy costs, increasing electricity consumption, and the need for a cleaner alternative to today’s non-renewable energy sources, all contribute to the growing demand for clean, renewable alternative energy sources.

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Global energy consumption is expected to increase 53% from 2008 to 2035, according to the Energy Information Administration, and domestic electricity prices have been rising as a consequence of the cost of conventional fuels for electricity generation and looser pricing caps in some states.

America is the world’s largest consumer of electricity, according to the U.S. Energy Information Administration, with nearly 70% of the nation’s electricity generated by coal and natural gas. The environmental impact and rising costs of these non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, illustrate the need for more creative, sustainable methods for generating electrical power.

The Market Opportunity for our SolarWindow™ Technology and Products

There are no commercially marketed OPV see-through glass windows capable of generating electricity available for sale in the United States. We believe our SolarWindow™ technology and products could be uniquely positioned as first-to-market, if commercially launched. The year 2010 saw the completion of more skyscrapers than any previous year in history, according to a January 2011 report from the Council on Tall Buildings and Urban Habitat at the Illinois Institute of Technology, Chicago. Our early target market for SolarWindow™ Products is tall towers and commercial skyscrapers, including increasingly popular “green buildings.”

The U.S. market for new, non-residential “green buildings,” such as offices and factories, is forecast to more than double to as much as $135 billion by 2015, according to a 2010 industry report by McGraw-Hill Construction. The same report states that, a third of all new nonresidential construction today is green. The amount of green building area has been growing at about 50% compounded annually, since 2000. Green building growth is approximately 25 times greater than commercial real estate overall in this country, which averages almost 2% annually, according to the United Nations Environment Programme Finance Initiative.

Unprecedented levels of government initiatives, heightened residential demand for green construction, and improvements in sustainable materials are driving green building. Because buildings account for almost 50% of the energy consumed in developed countries, governments are putting increased focus on legislation and policies to improve their energy efficiency, according to the United States Environmental Protection Agency. In North America, initiatives such as the environmental building rating system (LEED) run by the U.S. Green Building Council are helping to transform the market for added-value glazing, and this trend is expected to continue. We anticipate similar opportunities in Europe, through the development of a European Union-wide energy labeling system for windows.

Our SolarWindow™ Products are under development for application to glass surfaces in such buildings, often referred to as “architectural flat glass.” In the United States, the country’s ten largest cities have more than 444 million square feet of architectural glass, as estimated in a 2010 industry report on flat glass by Pilkington, a major global glass manufacturer. This market is growing in volume, with global growth of around 4-5% annually, with Europe, China and North America accounting for over 70% of global demand, according to the same report.

The Market Opportunity for our MotionPower™ Technology and Products

With no commercially marketed vehicle energy harvesting devices available for sale in the United States and no formally recognized vehicle energy harvesting industry, we believe our MotionPower™ technology and products, consisting of MotionPower™-Express, MotionPower™-Auto and MotionPower™-Heavy, could be uniquely positioned as first-to-market if commercially launched.

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The U.S. boasts the world’s largest roadway transportation system. In 2006, Americans traveled 5.2 trillion person-miles in vehicles and moved 4.6 trillion ton-miles of freight, according to the Bureau of Transportation Statistics. The U.S. population and economy are expected to grow, increasing both freight and personal travel. For example, the Energy Information Administration’s 2010 Annual Energy Outlook projects population to grow by 85 million persons by 2035 compared to 2008.

There is also a worldwide rise in roadway vehicles. Globally, the world auto fleet has increased from about 50 million vehicles to 1.015 billion vehicles between 1950 and 2010 according to research from Wards Auto and the Pew Center on Global Climate Change.

All three MotionPower™ products could potentially have applications at our nation’s border crossings and ports of entry. In 2009, according to the Bureau of Transportation Statistics, American border crossings reported nearly 195 million personal vehicle passengers traveling in more than 97 million cars. Over 9.3 million trucks entered the United States through our border crossings, with the top 20 sites accounting for approximately 87% of such traffic. An estimated 4.9 million bus passengers in more than 344,000 buses crossed our borders.

High-traffic venues such as theme parks, shopping malls, drive-thrus and sports venues represent potential sites for our MotionPower™ products. These sites remain strong prospects, with theme parks growing to 341 million attendees and $12 billion in revenue in 2007, according to the International Association of Amusement Parks and Attractions. Nearly 90 million attendees visited America’s top ten theme parks in 2009, estimates a report by the Themed Entertainment Association. Among sports venues, the National Football League alone accounts for roughly 2.47 million vehicles per year and approximately 330,000 parking spaces.

Our Competitive Strengths

We believe that the following strengths enable us to compete successfully in the alternative energy industry:

•

Our products are first-of-their-kind solutions for generating sustainable electricity. There are no commercially-available products for sale in competition to our technologies and products, and therefore, our SolarWindow™ and MotionPower™ products may be positioned as ‘first-to-market.’

•

Our products have unique characteristics, not readily-achievable by other technologies. Our SolarWindow™ products generate electricity while remaining see-through, and are able to produce electricity from both natural and artificial light. These traits are unique to our products and technologies, and have not been replicated by any commercially-available technology. Our MotionPower™ systems can be engineered as either discreet or disruptive products, depending upon customer specifications. These systems are also designed to function independently of daily management, and do not require the presence of wind, sunlight, or other natural environmental influences in order to function.

•

Our SolarWindow™ products are designed for application on the vast glass facades of commercial skyscrapers and are not confined to installation on limited rooftop space. The installation of typical roof-rack PV modules is often constrained by limited roof-top areas on commercial skyscrapers. In contrast, our SolarWindowTM Products may be applied to the entire vertical glass façades of skyscrapers.

•

The electricity generated by our technologies is compatible for use with existing energy infrastructure. Our SolarWindow™ and MotionPower™ products are under development for seamless applications in order to avoid burdening potential customers with special utility management systems.

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Our Business Strategy

Our goal is to complete the product development phase for our SolarWindow™ and MotionPower™ technologies and then, to the extent warranted, work towards commercial launch of the SolarWindow™ and MotionPower™ products. Key elements of our business strategy include:

•

Partner with research institutions, product development firms, and others with proven technology expertise. We are currently working with scientists at NREL for the ongoing development of our SolarWindow™ Products. We will seek to engage additional firms and institutions with important technical and product development competencies as needed.

•

Identify partnerships for technology out-licensing and in-licensing opportunities. We are actively engaged in identifying potential industry or commercial partnerships for the out-licensing of our technologies, or, if warranted, the in-licensing of certain enabling technologies that could help accelerate our product development programs by reducing our need for internal research and development.

•

Foster commercial partnerships with industry partners. Work to develop commercial partnerships with third-parties, which we believe could help us accelerate the development of our sales and distribution pipeline for any products we are able to develop.

•

Develop pricing models that capitalize on available energy subsidies in order to make our products affordable and attractive to end-users. In developing pricing strategies for any products we are able to develop, we would seek to provide our potential customers with access to various subsidies, government incentives, tax credits, and other related financial mechanisms.

•

Develop cost-effective and efficient supply-chain management and manufacturing processes. Both our SolarWindow™ and MotionPower™ technologies and products would require manufacturing systems and supply-chain management expertise. We have begun to strategize and work towards addressing these needs in a cost-effective and efficient manner.

•

Identify and potentially acquire strategic and/or complementary technologies. We are actively engaged in identifying technologies which may be strategic and/or complementary to our SolarWindow™ and/or MotionPower™ technologies for potential acquisition.

Competition for SolarWindow™ Technology and Products

Competition in the solar PV industry is growing. Although we are not aware of other products utilizing technology substantially similar to our SolarWindow™ technology, numerous solar cell technologies have been developed, or are being developed, by a number of companies.

Such technologies include, but are not necessarily limited to, the use of organic materials, advanced crystalline silicon thin film concepts, amorphous silicon, cadmium telluride, copper-indium-gallium-selenide, titanium dioxide, and copper indium diselenide, and others to generate electricity from the sun’s light. Given the time, investment and advances in manufacturing technologies, any of these competing technologies may achieve lower manufacturing costs, superior performance, or greater market acceptance than our SolarWindow™ technology product, currently under development.

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We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting research, experience in obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities name recognition and production capabilities. We will face competition from companies marketing existing products or developing new products which may render our technologies (and products) obsolete. The descriptions of the products and technologies being developed or marketed by our competitors listed below have been taken from publicly available documents or reports filed by these companies:

•

BELECTRIC Solarkraftwerke GmbH (through the acquisition of Konarka Technologies, Inc. and its assets) - is focused on the development and advancement of nano-enabled polymer PV materials that are lightweight, flexible and more versatile than traditional solar materials. Following Belectric’s takeover of Konarka Technologies, the company plans to set up OPV production facilities in Germany in the coming months (Ref: October 24, 2012). Belectric has subsidiaries in seventeen (17) countries.

•

Pythagoras Solar – the company’s Photovoltaic Glass Unit (“PVGU”) uses patented optical technology, high-efficiency silicon, and advanced materials to provide the industry’s first highest-transparency and highest-density PV power generation in a standard double-pane window form factor, known in the industry as an insulating glass unit (“IGU”). The PVGU leverages the modularity and ease of installation of the IGU while controlling direct solar radiation and providing greater transparency to further increase the energy efficiency gains through reduced heating/cooling and lighting costs.

•

XsunX, Inc. - develops and markets proprietary Thin Film Photovoltaic (“TFPV”) solar cell designs and core solar cell manufacturing systems, enabling licensees to manufacture TFPV solar devices on various substrates.

•

Sharp Corporation - has developed mass-production technology for stacked triple-junction thin-film solar cells by turning a conventional two-active-layer structure (amorphous silicon plus microcrystalline silicon) into a triple-junction structure with amorphous silicon (two active layers) and microcrystalline silicon (single active layer).

These companies may have numerous competitive advantages, including:

•	significantly greater name recognition;

•	established distribution networks;

•	more advanced technologies and product development;

•	additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products; and

•	greater financial and human resources for product development, sales and marketing, and patent litigation.

Our commercial success will depend on our ability and the ability of our sublicensees, if any, to compete effectively in product development areas such as, but not limited to, safety, price, marketing and distribution.

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There can be no assurance that competitors will not succeed in developing products that are more effective than our SolarWindow™ technology, therefore rendering our products obsolete and non-competitive. Accordingly, in addition to our research and development efforts, we have undertaken a public relations/advertising program designed to establish our “brand” name recognition early on in our corporate development; we intend to continue to develop and market our brand name pending commercialization of products, if any, we may derive from our research and development efforts. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of any products we may derive from our research and development efforts if and when regulatory approval is received.

Competition with respect to our technologies is and will be based, among other things, on safety, reliability, availability, price, marketing, distribution and patent position. Another important factor will be the timing of market introduction of any SolarWindowTM products we develop. Accordingly, the speed with which we can develop our SolarWindow™ products, complete safety approvals processes and ultimately supply commercial quantities of any products we develop to the market is expected to be an important competitive factor. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.

Competition for MotionPower™ Technology and Products

Currently, there are no commercially marketed vehicle energy harvesting devices available for sale in the U.S. and there is no formally recognized vehicle energy harvesting industry. Therefore, to the best of our knowledge, our MotionPower™ technology does not currently face any substantive, direct competition from any commercially available vehicle energy harvester.

Other than our efforts, to our knowledge there are only three small, privately-held companies developing vehicle energy harvesters. Unlike our MotionPower™ technology for cars, light trucks, and heavy long-haul vehicles, these other technologies appear primarily directed to heavy trucks only.

•

AEST Incorporated – is purportedly developing its “Dragon Power Station” technology for installation where heavy trucks drive over a series of plates embedded in the roadway. The motion of the plates creates a pumping action of hydraulic fluids which subsequently turn a generator, ultimately producing electricity. To date, there is only one publicly-disclosed Dragon Power Station installation of which we are aware.

•

KinergyPowerUSA – is purportedly developing its “Energy Carpet” technology for installation where heavy trucks drive over a series of slats. A number of underlying, interconnected micro- sized pistons pump hydraulic fluids to turn a generator, ultimately producing electricity. To date, there are no publicly-disclosed Energy Carpet installations of which we are aware.

•	Highway Energy Systems Ltd. – a UK based company is purportedly developing an energy-harvesting device.

The foregoing information regarding each of AEST Incorporated and KinergyPower USA was obtained from their respective web sites. The foregoing information regarding Highway Energy Systems Ltd. was obtained from an article published in The Wall Street Journal dated February 28, 2011.

These companies’ systems rely on vehicle weight to depress elaborate piston configurations situated beneath slats or plates which hydraulically pump fluids to electrical generators. We believe these methods are substantially different from our MotionPower™ technology which makes use of otherwise wasted kinetic energy when cars and trucks slow down. Unlike these other systems, our MotionPower technology does not require many moving mechanical parts, which we believe make it less vulnerable to mechanical failure.

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We also anticipate that competition could grow if first-generation energy harvesting technologies designed to capture human kinetic energy and other such small-scale devices begin to gain commercial acceptance. Such devices could potentially be re-engineered to capture the kinetic energy of moving vehicles.

There can be no assurance new competitors will not succeed in developing products that are more effective than our MotionPower™ technology, therefore rendering our products, if any, obsolete and non-competitive. In addition to our research and development efforts, we have undertaken a public relations/advertising program designed to establish our “brand” name recognition early on in our corporate development, as described under “—Competition for Solar Window™ Technology and Products.” We intend to continue to develop and market our brand name pending commercialization of our MotionPower™ products, if ever successfully developed. We believe our strategy ultimately will assist the marketing, distribution and public acceptance of any MotionPower™ Technology products we develop.

Competition with respect to our technologies is and will be based, among other things, on safety, reliability, availability, price, marketing, distribution and patent position. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technology development and commercial sales.

Proprietary Assets

SolarWindowTM

Our SolarWindow™ technology is the subject of forty-two (42) patent filings.

MotionPowerTM

Our MotionPower™ technology is the subject of fifty-nine (59) patent filings.

Government Regulation

SolarWindow™

Our SolarWindow™ technology may be subject to certain government regulations. Our ability to remain viable will depend on favorable government decisions at various stages of the technology’s development by various agencies. From time to time, legislation is introduced that could significantly change the statutory provisions governing our research and development processes, as well as approval of the manufacturing and marketing of any products derived from such research and development activities.

The production and marketing of SolarWindow™ technology derived products would be subject to existing safety regulations and may be subject to yet unknown regulations.

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Current safety requirements for electrical products can include, but may not be limited to, Occupational Safety and Health Administration regulations, National Electrical Code as approved as an American National Standard by the American National Standards Institute or ANSI/NFPA-70, certification by Underwriters Laboratories and the Society of Automotive Engineers, and compliance with local building codes. These regulations are subject to change, and our ability to remain viable is contingent upon successfully satisfying regulatory requirements as stipulated by these agencies and/or others as the development of our SolarWindow™ technology evolves.

MotionPower™

Our MotionPower™ technology may be subject to certain government regulations. Our ability to remain viable will depend on favorable government decisions at various stages of the technology’s development by various agencies. From time to time, legislation is introduced that could significantly change the statutory provisions governing our research and development processes, as well as approval, manufacture and marketing of any products derived from such research and development activities.

The production, marketing, and installation of our MotionPower™ technology products may be construed by regulatory agencies as a new technology for roadway implementation, which could be subject to existing safety regulations and may be subject to yet unknown regulations.

Current safety requirements for electrical products can include, but may not be limited to, Occupational Safety and Health Administration regulations, National Electrical Code as approved as an American National Standard by the American National Standards Institute or ANSI/NFPA-70, certification by Underwriters Laboratories and the Society of Automotive Engineers, and compliance with local roadway safety legislation. These regulations are subject to change, and our ability to remain viable is contingent upon successfully satisfying regulatory requirements as stipulated by these agencies and/or others as the development of our MotionPower™ technology evolves.

Employees

As of August 31, 2014, we had three full time employees, Mr. John A. Conklin, President and Chief Executive Officer and Chief Financial Officer; Dr. Scott Hammond, Principal Scientist and Briana Erickson, Manager of Business Operations & Communication.

Our Office Facilities

Our corporate office is located at 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044. On December 1, 2010, we renewed our sublease agreement on a month-to-month basis with MVP Law Group, P.A., of which a former executive of ours is a founder and former managing attorney. Rent for this office space is $1,100 per month. We also maintain an office at 8875 Hidden River Parkway, Suite 300, Tampa, Florida 33637. We have a one year lease, which began on February 16, 2009 and automatically renews on the anniversary date for another year unless terminated by us. We may terminate this lease agreement by giving written notice to the landlord not less than sixty days prior to the expiration of the term of the lease. The rent for the office in Tampa, Florida is $225 per month plus tax and variable charges. We believe that our office facilities are sufficient and adequate for our purposes given our present staff and research objectives.

Legal Proceedings

We are not party to nor are we aware of any material pending lawsuit, litigation or proceeding.

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DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors and executive officers. We have a Board comprised of three members. Each director holds office until a successor is duly elected or appointed. Executive officers serve at the discretion of the Board and are appointed by the Board. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

Name	Age	Current Position With Us	Director or Officer Since
John A. Conklin	55	President, Chief Executive Officer and Chief Financial Officer, Director	August 9, 2010 (1)
Alastair Livesey	57	Director	September 19, 2007
Joseph Sierchio	65	Director	July 24, 2008

(1) Mr. Conklin was appointed our President, Chief Executive Officer and Chief Financial; Mr. Conklin was appointed to the the Board on March 21, 2011.

Biographical Information

Set forth below are the names of all of our directors and executive officers, all positions and offices held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years, and other director positions held currently or during the last five years:

Current Directors and Officers

John A. Conklin. Mr. Conklin is founder of Tellurium Associates, LLC, an industrial and environmental process design and operations consulting company, and founder of National Solar Systems, LLC, a New York based renewable energy firm. Mr. Conklin has studied chemical engineering, chemical technology, and numerous industrial, safety and renewable energy programs. With 26 years of industrial process and renewable and alternative energy experience, Mr. Conklin has consulted regarding and overseen the technical and business requirements of over 50 technology, manufacturing and industrial companies, ranging from start-ups to Fortune 500 companies, including industry leaders such as Lockheed Martin and TDI Power, a global manufacturer of power systems. Mr. Conklin serves as our President and Chief Executive Officer and brings a combination of technical, business and hands-on alternative and renewable energy experience.

Alastair Livesey. Dr. Livesey earned his B.A. in Science from the University of Cambridge in 1979, followed by an M.A. and Ph.D. in materials science from the Cavendish Physics Laboratory at the University of Cambridge in 1982 and 1984, respectively. From May 2001 to July 2007, Dr. Livesey was employed by Energy Conversion Devices, Inc. During his tenure at Energy Conversion Devices, Dr. Livesey held several positions, including Director of Integrated Hydrogen Energy Systems, Head of New Business Development and Strategic Planning, and Director, Cognitive Computer Business Development and Architecture Design. In these roles, he led projects involving product development and commercialization, strategic and business planning, new business development, joint venture partnerships, financing, human resources, information technology, and public relations across a diverse range of technologies including hydrogen storage, thin-film solar cells, advanced batteries, and fuel cells. From August 2007 to the present, Dr. Livesey has worked as an independent consultant in the alternative and renewable energy field. In April 2010, Dr. Livesey was appointed as the Managing Director of Diverse Energy Ltd, a UK firm developing and assembling fuel cell power plants to replace diesel generators. Dr. Livesey has subsequently left Diverse Energy and started a new company, Africa Power Ltd., to sell low-carbon and renewable power in Africa. Dr. Livesey was invited to join the Board due to, and we continue to benefit from, his experience with scientific research, and product and business development.

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Joseph Sierchio. Mr. Sierchio earned his J.D. at Cornell University Law School in 1974, and a B.A., with Highest Distinction in Economics from Rutgers College at Rutgers University in 1971. Mr. Sierchio has been engaged in the practice of law as a member of Sierchio & Company, LLP, our counsel, since May of 2007. Mr. Sierchio was engaged in the practice of law as a member of Sierchio Greco & Greco, LLP from January 2003 through May 2007. Prior thereto Mr. Sierchio was a partner at Eiseman Levine Learhaupt and Kakoyannis, PC. Since 1975, Mr. Sierchio has continuously practiced corporate and securities law in New York City, representing domestic and foreign corporations, investors, brokerage firms, entrepreneurs, and public and private companies in the U.S., Canada, United Kingdom, Germany, Italy, Switzerland, Australia, and Hong Kong. Mr. Sierchio is admitted in all New York state courts and federal courts in the Eastern, Northern, and Southern Districts of the State of New York as well as the federal Court of Appeals for the Second Circuit. Mr. Sierchio is also a director of the following reporting companies: Ceres Ventures, Inc., which is developing an internet based financial services platform linking entrepreneurs with potential investors and RenovaCare, Inc., which is engaged in the research and development of an organ regenerating technology. Mr. Sierchio was invited to join the Board due to his experience representing corporations (public and private) and individuals in numerous and various organizational, compliance, administrative, governance, finance (equity and debt private and public offerings), regulatory and legal matters.

All of our directors are elected annually to serve for one year or until their successors are duly elected and qualified.

Family Relationships and Other Matters

There are no family relationships among or between any of our officers and directors.

Legal Proceedings

None of or directors or officers are involved in any legal proceedings as described in Regulation S-K (§229.401(f)).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Because we do not have a class of equity securities registered pursuant to section 12 of the Exchange Act we are not required to make the disclosures required by Item 405 of Regulation SK.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to the SEC, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability for adherence to the Code of Ethics. Our Code of Ethics is available on our website at http://www.newenergytechnologiesinc.com. To access our Code of Ethics, click on “Investors”, and then click on “Code of Ethics” located under “Corporate Governance.”

A copy of our Code of Ethics may be obtained at no charge by sending a written request to our President and Chief Executive Officer, John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044.

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CORPORATE GOVERNANCE

We have adopted Corporate Governance Guidelines applicable to our Board. Our Corporate Governance Guidelines are available on our website at http://www.newenergytechnologiesinc.com. To access our Corporate Governance Guidelines, click on “Investors,” and then click on “Corporate Governance Principles” located under “Corporate Governance.”

Director Independence

We are not listed on a major U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances, our Board has determined that Mr. Livesey is independent from our management and qualifies as an “independent director” under the standards of independence of the FINRA listing standards. We do not currently have a majority of independent directors as required by the FINRA listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Board Leadership Structure

We currently have only one executive officer and three directors. Our Board has reviewed our current Board leadership structure — which consists of a Chief Executive Officer and no Chairman of the Board — in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors, and has determined that this structure is currently the most appropriate Board leadership structure for our company. Nevertheless, the Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should be combined based on what the Board believes is best for us and our stockholders.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, and regulatory risks. While our management is responsible for day to day management of various risks we face, the Board, as a whole, is responsible for evaluating our exposure to risk and to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board reviews and discusses policies with respect to risk assessment and risk management. The Board also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

Board of Directors Meetings, Committees of the Board of Directors, and Annual Meeting Attendance

During the fiscal year ended August 31, 2014, the Board held a total of ten meetings. All members of the Board attended at least 90% of all meetings of the Board. We do not maintain a policy regarding director attendance at annual meetings and we did not have an annual meeting during the fiscal year ended August 31, 2014.

We do not currently have any standing committees of the Board. The full Board is responsible for performing the functions of: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating Committee.

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Audit Committee

The Board does not currently have a standing Audit Committee. The full Board performs the principal functions of the Audit Committee. The full Board monitors our financial reporting process and internal control system and reviews and appraises the audit efforts of our independent accountants.

Compensation Committee

The Board does not currently have a standing Compensation Committee. The full Board establishes our overall compensation policies and reviews recommendations submitted by our management.

Nominating Committee

The Board does not currently have a standing Nominating Committee. We do not maintain a policy for considering nominees. Our Bylaws provide that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board of Directors shall be large enough to maintain our required expertise but not too large to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

While the Board is solely responsible for the selection and nomination of directors, the Board may consider nominees recommended by stockholders as it deems appropriate. The Board evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. Although we do not have a policy regarding diversity, the Board does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. Stockholders who wish to recommend a nominee should send nominations to our Chief Executive Officer, John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected.

Compensation Consultants

We have not historically relied upon the advice of compensation consultants in determining Named Executive Officer compensation. Instead, the full Board reviews compensation levels and makes adjustments based on their personal knowledge of competition in the market place, publicly available information and informal surveys of human resource professionals.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to the Board at New Energy Technologies, Inc., Attention: John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044. The Board will review and respond to all correspondence received, as appropriate.

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COMPENSATION OF DIRECTORS

We do not pay director compensation to directors who are also our employees; however, they are eligible to receive stock options for their service. Our Board determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

•	compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of New Energy Technology, Inc.’s size and scope;

•	compensation should align the directors’ interests with the long-term interests of stockholders; and

•	compensation should assist with attracting and retaining qualified directors.

For their services as directors and actual expenses incurred to attend meetings of the Board, non-employee directors received $3,750 per quarter through the quarter ended February 28, 2013. The amount was increased to $4,250 per quarter beginning with our third quarter ending on May 31, 2013. Directors are entitled to participate in, and have been issued options under, our 2006 Plan.

The following table provides information regarding all compensation paid to our non-employee directors during the fiscal years ended August 31, 2014 and 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ( $) (2)	Total ($)
Alastair Livesey (3)	17,000	29,000	84,300	130,300
Joseph Sierchio (3)	17,000	29,000	84,300	130,300
Total 2014 director compensation	34,000	58,000	168,600	260,600
Alastair Livesey (4)	16,000	-	64,386	80,386
Jatinder Bhogal (4)(5)	16,000	-	64,386	80,386
Joseph Sierchio (4)	16,000	-	64,386	80,386
Javier Jimenez (6)	3,750	-	-	3,750
Peter Fusaro (7)	7,500	-	-	7,500
Total 2013 director compensation	59,250	-	193,158	252,408

________________

(1) Represents the issuance of 10,000 shares of common stock.

(2) This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(3) On January 9, 2014, the Board approved, and we granted, a stock option to each of our directors to purchase 30,000 shares of our common stock at an exercise price of $2.90 per share, the fair market value of our common stock on the date of grant. Each stock option expires ten years from the date the applicable stock option agreement was executed, on January 9, 2024, and vests as follows: (a) 15,000 shares vest immediately on the date of grant and (b) 15,000 shares on December 31, 2014. The stock options are further subject to the terms and conditions of a stock option agreement between us and each director. Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors. Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.

(4) On January 23, 2013, the Board approved, and we granted, a stock option to each of our directors to purchase 40,000 shares of our common stock at an exercise price of $1.65 per share, the fair market value of our common stock on the date of grant. Each stock option expires ten years from the date the applicable stock option agreement was executed, on January 23, 2023, and vests as follows: (a) 20,000 shares vest immediately on the date of grant and (b) 20,000 shares on the one-year anniversary on January 23, 2014. The stock options are further subject to the terms and conditions of a stock option agreement between us and each director. Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors. Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.

(5) Mr. Bhogal resigned as a director effective as of October 31, 2013.

(6) Mr. Jimenz resigned as a director effective as of September 30, 2012.

(7) Mr. Fusaro resigned as a director effective as of December 11, 2012.

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EXECUTIVE COMPENSATION

Our Board is responsible for establishing the compensation and benefits for our executive officers. The Board reviews the performance and total compensation package for our executive officers, and considers the modification of existing compensation and the adoption of new compensation plans. The board has not retained any compensation consultants.

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. We designed our executive compensation program to achieve the following objectives:

•	attract and retain executives experienced in developing and delivering products such as our own;

•	motivate and reward executives whose experience and skills are critical to our success;

•	reward performance; and

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

SUMMARY COMPENSATION TABLE

The following table and descriptive materials set forth information concerning compensation earned for services rendered to us by: the Chief Executive Officer (the “ CEO ”); the Chief Financial Officer (the “ CFO ”); the Chief Operating Officer (the “ COO ”) and the other most highly-compensated executive officers other than the CEO and CFO who were serving as executive officers during the fiscal year ended August 31, 2014 and 2013 (the “ Named Executive Officers ”).

Name and Principal Position	Year Ended August 31,	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation($) (3)	Total ($)
John A. Conklin (4)	2014	$214,325	-	$29,000	$1,862,000	$25,702	$2,137,245
President, Chief Executive Officer, Chief Financial Officer and Director	2013	$197,083	$10,000	-	$64,400	$22,655	$229,738

(1) Represents the issuance of 10,000 shares of restricted common stock .

(2) The amounts reported in the Option Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718 and do not include decreases for forfeited stock options.

(3) Our employees generally maintain private insurance coverage and are reimbursed an agreed upon amount each month to offset their out-of-pocket medical insurance premiums.

(4) Effective August 9, 2010, we appointed Mr. Conklin to serve as our President, Chief Executive Officer, and Chief Financial Officer and entered into an Employment Agreement with him on such date. Pursuant to Mr. Conklin’s Employment Agreement, he is entitled to an annual salary and a stipend to cover medical insurance premiums. Effective January 1, 2012, Mr. Conklin’s medical stipend was increase d to $1,778 per month. Effective April 1, 2012, Mr. Conklin's annual salary was increased to $190,000 and Mr. Conklin was also awarded bonuses totaling $45,000 during 2012. Effective December 15, 2012, Mr. Conklin’s medical stipend was increased to $1,925 per month and his annual salary was increased to $200,000. Mr. Conklin was awarded bonuses totaling $10,000 during 2013. On January 1, 2014, the Company and Mr. Conklin entered into a new employment agreement (the “ 2014 Employment Agreement ”) pursuant to w hich Mr. Conklin is paid an annual salary of $221,500 and a stipend of $2,214. Additionally, o n January 27, 2014, pursuant to the 2014 Employment Agreement, Mr. Conklin received a grant of 700,000 stock options and forfeited 233,334 unvested performance ba sed stock options originally granted on August 9, 2010 .

On January 9, 2014, the Company granted a stock option to purchase 30,000 shares of its common stock at an exercise price of $2.90 per share .

On January 23, 2013, The Company granted Mr. Conklin a s tock option to purchase 40,000 shares of our common stock at an exercise price of $1.65 per share .

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Outstanding Equity Awards at Fiscal-Year End

The following table sets forth information regarding equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of August 31, 2014.

Option Awards
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
John A. Conklin (1)	180,000	-	$1.65	8/9/2020
	40,000	-	$1.65	1/23/2023
	15,000	15,000	$2.90	1/9/2024
	50,000	650,000	$2.90	1/27/2024

(1) On August 9, 2010, we entered into an employment agreement with Mr. John A. Conklin, our President, Chief Executive Officer, and Chief Financial Officer. On January 23, 2013, we granted Mr. Conklin a stock option to purchase 40,000 shares of our common.

Employee directors are eligible to receive stock option compensation but do not receive cash compensation in addition to their monthly salary for services rendered as a director.

Option Exercises and Stock Vested at Fiscal-Year End

The following table shows the number of shares acquired by each of the Named Executive Officers during fiscal 2014 through stock option exercises and vesting of restricted stock. The table also presents the value realized upon such exercises and vesting, as calculated, in the case of stock options, based on the difference between the market price of New Energy’s commo n stock at exercise and the option exercise price, and as calculated, in the case of restricted stock, based on the closing share price of New Energy’s common stock on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John A. Conklin	190,000	$239,400	10,000	$29,000

Potential Payments upon Termination or Change in Control

There are no understandi ngs or agreements known by management at this time which would result in a change in control.

On January 1, 2014, we entered into the 2014 Employment Agreement with Mr. John A. Conklin. Pursuant to the terms of the 2014 Employment Agreement, Mr. Conklin will receive an annual salary of $221,500, medical insurance reimbursement stipend of $2,214 and a grant to purchase 700,000 stock options. Additionally, in the event that Mr. Conklin’s employment is terminated without cause or a result of disability, he will be entitled to receive monthly salary payments as follows: 1) eight (8) monthly payments as in effect on the date of termination if terminated on or prior to December 31, 2014; 2) ten (10) monthly payments as in effect on the date of termination if terminated after December 31, 2014 but prior to December 31, 2015; 3) twelve (12) monthly payments as in effect on the date of termination if terminated after December 31, 2015 but prior to December 31, 2016; or 4) the lesser of (y) twelve (12) monthly payments as in effect on the date of termination, or (z) the remaining number of monthly payments as in effect on the date of termination due to the Executive through the Expiration Date if this Agreement is terminated after December 31, 2016. Upon termination of the 2014 Employment Agreement no further stock options will vest and the maximum number of option shares that Mr. Conklin may purchase is limited to the number of options that were vested as of the termination date and Mr. Conklin has the right to exercise the vested options within 120 days from the termination date, after which all unexercised vested options will terminate.

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The following table summarizes information about stock options outstanding and exercisable at August 31, 2014:

	Stock Options Outstanding			Stock Options Exercisable
Range ofExercise Prices	Number of Option Outstanding	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number of Option Exercisable	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$0.80	15,000	8.39	$0.80	15,000	8.39	$0.80
1.32	50,001	0.38	1.32	50,001	0.38	1.32
1.65	320,000	5.70	1.65	320,000	7.97	1.65
2.30	2,500	7.75	2.30	2,500	7.75	2.30
2.50	10,000	6.68	2.50	8,000	6.68	2.50
2.55	33,334	4.11	2.55	33,334	4.11	2.55
2.90	805,000	9.49	2.90	102,500	9.47	2.90
3.27	11,667	0.36	3.27	11,667	0.36	3.27
4.98	16,667	3.61	4.98	16,667	3.61	4.98
5.94	50,001	6.40	5.94	50,001	6.40	5.94
6.51	11,667	0.17	6.51	11,667	0.17	6.51
Total	1,325,837	8.05	$2.68	621,337	6.14	$2.43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 10 , 2014, by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director, director nominee, and Named Executive Officer; and (iii) all executive officers and directors as a group:

Name and Address of Beneficial Owner(1)	Number of shares Beneficially Owned(2)	% of Class Owned (2)
Directors and Officers
John A. Conklin(3)	245,000	*

Alastair Livesey(4)	115,001	*

Joseph Sierchio(5)	123,335	*

All Directors and Officers as a Group (3 people)	483,336	1.99

5% Shareholders

Kalen Capital Corporation(6) The Kalen Capital Building 688 West Hastings St. 7th Floor Vancouver, BC V6B 1P1	24,052,201	62.3

1420524 Alberta Ltd.(7) 4979 Edendale Court West Vancouver, BC	4,401,304	17.1

___________

* less than 1%

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(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock and except as indicated the address of each beneficial owner is 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044.

(2) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 24,310,518 shares of common stock issued and outstanding on a fully diluted basis as of the date of this prospectus. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(3) Represents 10,000 shares of common stock owned by Mr. Conklin and stock options to purchase 235,000 shares of our common stock which have fully vested.

(4) Represents 10,000 shares of common stock owned by Mr. Livesey  and stock options to purchase 105,001 shares of our common stock which have fully vested.

(5) Includes 18,334 shares of our common stock owned by Mr. Sierchio  and stock options to purchase 105,001 shares of our common stock which have fully vested.

(6) KCC is a private Alberta corporation wholly owned by Mr. Harmel S. Rayat (our former director and officer). In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares. The number of shares reflected above is as of the date of this prospectus, based upon the review of our transfer records and information provided by KCC as of said date and includes: (a) 9,766,940 shares owned by KCC and its wholly owned subsidiaries; (b) 921,874 shares issuable upon exercise of a Series H Warrant; (c) 921,875 shares issuable upon exercise of a Series I Warrant; (d) 3,110,378 shares issuable upon exercise of a Series J Warrant; and (e) 3,110,378 shares issuable upon exercise of a Series K Warrant. Additionally, the above assumes exercise of the Convertible Note and all interest due as of November 10, 2014 , at a conversion price of $1. 0 4, resulting in the issuance of: (i) 3,110,378 shares of common stock and (ii) a Series L Warrant exercisable for up to 3,110,378 shares of common stock. As of the date of this prospectus we have not received notice of KCC’s intent to convert the Convertible Note. The number of shares does not include (1) 3,101,304 shares beneficially owned by 1420524 Alberta Ltd. for the benefit of Kalen Jai Rayat. Kalen Jai Rayat is Mr. Rayat’s son (see footnote 7 for additional information), or (2) the 933,334 shares beneficially owned by 1420468 Alberta Ltd., a private Alberta corporation, wholly owned by Jasbinder Chohan, as the trustee under the TJR Family Trust dated August 28, 2008, for the benefit of Talia Jevan Rayat, Mr. Rayat’s daughter. Mr. Rayat is not a beneficiary or trustee of the aforementioned trusts and disclaims beneficial ownership of all shares owned by each of his children’s trusts.

(7) 1420524 Alberta Ltd. is a private Alberta corporation, wholly owned by David Ernest Jenkins, as the trustee under the KJR Family Trust dated August 28, 2008, for the benefit of Kalen Jai Rayat. Includes 625,000 shares issuable upon exercise of a Series G Warrant and 825,435 shares issuable upon exercise of a Series H Warrant issued to 1420524 Alberta Ltd. as part of the 2012 Bridge Loan entered into between us and 1420524 Alberta Ltd. and the conversion thereof. The Series G Warrant includes a provision prohibiting its exercise if the holder were would beneficially own more than 9.99% of our issued and outstanding shares of common stock.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

We do not have a formal written policy for the review and approval of transactions with related parties. However, our Code of Ethics and Corporate Governance Principles require actual or potential conflict of interest to be reported to the Board. Our employees are expected to disclose personal interests that may conflict with ours and they may not engage in personal activities that conflict with their responsibilities and obligations to us. Periodically, we inquire as to whether or not any of our Directors have entered into any transactions, arrangements or relationships that constitute related party transactions. If any actual or potential conflict of interest is reported, our entire Board and outside legal counsel review the transaction and relationship disclosed and the Board makes a formal determination regarding each Director’s independence. If the transaction is deemed to present a conflict of interest, the Board will determine the appropriate action to be taken.

Review, Approval or Ratification of Transactions with Related Persons

Our unwritten policy with regard to transactions with related persons is that all material transactions are to be reviewed by the entire Board for any possible conflicts of interest. In the event of a potential conflict of interest, the Board will generally evaluate the transaction in terms of the following standards: (i) the benefits to us; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated parties or the employees generally. The Board will then document its findings and conclusion in written minutes

Transactions with Related Persons

The Board is responsible for review, approval, or ratification of "related-person transactions" involving New Energy Technologies, Inc. or its subsidiaries and related persons. Under SEC rules (Section 404 (a) of Regulation S-K), a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the previous fiscal year, and their immediate family members. New Energy Technologies, Inc. is required to report any transaction or series of transactions in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Board has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•

any transaction with another company for which a related person's only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

•	compensation to executive officers determined by the Board;

•	compensation to directors determined by the Board;

•	transactions in which all security holders receive proportional benefits; and

•	banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

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The Board reviews transactions involving related persons who are not included in one of the above categories and makes a determination whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. The Board reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person’s interest in the transaction; and, if applicable, the availability of other sources of comparable products or services.

The following are related party transactions for the fiscal years ended August 31, 2014 and 2013 and the subsequent period through the date hereof:

On October 7, 2013, we entered into a Bridge Loan Agreement (the “Loan Agreement”) with KCC, a private corporation owning in excess of 10% of our issued and outstanding shares of common stock. Pursuant to the Loan Agreement, we received proceeds of $3,000,000 and issued the Convertible Note due on October 6, 2014, with an annual interest rate of 7%, compounded quarterly and issued the Series I Warrant allowing the holder to purchase up to 921,875 shares of our common stock at an initial exercise price of $1.37 for a period on five (5) years. The Series I Warrant is exercisable on a cashless basis. According to the original terms of the Loan Agreement, the investor may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Convertible Note, and any or all accrued and unpaid interest thereon into the Units as described herein.

On November 10 , 2014, we entered into the Amended BLA with KCC pursuant to which KCC agreed to extend the maturity date of the Convertible Note from October 6, 2014 to December 31, 2015, for which we issued to KCC a Series J Warrant to purchase 3,110,378 shares of our common stock at a price of $ 1.12 per share through November 9 , 2019 and a Series K Warrant to purchase 3,110,378 shares of our common stock at a price of $ 1.20 per share through November 9 , 2019 and amended the terms of the Units issuable upon exercise of the Convertible Note to include the Series L Warrant, which allows the holder to purchase shares of our common stock at a price equal to sixty percent (60%) of the 20 day average closing price of our common stock as quoted on the OTCQB as of the last trading date prior to the date of for a period of five (5) years after the date of issuance. Each of the Series J, K and L Warrants are exercisable on a cashless basis.

The law firm of Sierchio & Company, LLP (“ S& C ”), of which Joseph Sierchio, one of our directors, is a principal, has provided counsel to us since our inception. In July 2008, we asked Mr. Sierchio to join our Board. During the years ended August 31, 2014 and 2013, S&C provided $137,814 and $128,924, respectively, of legal services. At August 31, 2014, we owed S&C approximately $24,692 which is included in accounts payable.

DESCRIPTION OF OUR SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.10 per share. As of the date of this prospectus there were 24,310,518 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders, including the election of directors. The shares of common stock do not have cumulative voting rights. This means that the holders of more than 50% of the shares of common stock can elect all of our directors, subject to the rights of any outstanding series of preferred stock.

The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board out of funds legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding series of preferred stock.

In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities and subject to the prior rights of any outstanding series of preferred stock. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

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Preferred Stock

Our Board is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series The rights of holders of our common stock may be subject to, and adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control and may adversely affect the voting and other rights of holders of our common stock.

Warrants

As of the date of this prospectus, we have issued the following warrants: (a) a Series G Warrant exercisable for 625,000 shares at $0.64 per share through April 17, 2015; (b) Series H Warrants exercisable for 1,755,126 shares at $0.83 per share through February 1, 2016; (c) a Series I Warrant exercisable for 921,875 shares at $1.37 per share through October 7, 2018; (d) a Series J Warrant exercisable for 3,110,378 shares at $ 1.12 per share through November 9 , 201 9; and (e) a Series K Warrant exercisable for 3,110,378 shares at $ 1.20 per share through November 9 , 2019. Each of the Series G Warrant, Series I Warrant, Series J Warrant and Series K Warrant may be exercised on a cashless basis.

Options

As of the date of this prospectus, there are options outstanding to purchase an aggregate of 1,325,837 shares of our common stock issued to various persons and entities at prices ranging between $0.80 and $6.51, of which 621,337 have vested and are exercisable. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing shareholders.

Convertible Note; Amended Bridge Loan Agreement

On October 7, 2013, we issued the Convertible Note evidencing a loan made to us by KCC. Pursuant to the terms of the Convertible Note, as amended by the Amended BLA, KCC may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the loan, and any or all accrued and unpaid interest due thereon, into the Units, with each Unit consisting of (a) one share of common stock and (b) one Series L Warrant allowing KCC to purchase one share of common stock. The Units are convertible at a unit price equal to the lesser of (1) $1.37, or (2) seventy percent (70%) of the 20 day average closing price of the Common Stock as quoted on the OTCQB as of the last trading date prior to the date of exercise, subject to a floor of $1.00. Assuming KCC converts the entire Convertible Note and all interest then due at an exercise price of $1.00 per Unit on its maturity date we will be obligated to issue KCC 3,503,042 shares of common stock and a Series L Warrant to purchase up to an additional 3,503,042 shares of common stock.

On November 10 , 2014, we entered into the Amended BLA with KCC pursuant to which KCC agreed to extend the maturity date of the Convertible Note from October 6, 2014 to December 31, 2015, for which we issued to KCC a Series J Warrant to purchase 3,110,378 shares of our common stock at a price of $ 1.12 per share through November 9 , 2019 and a Series K Warrant to purchase 3,110,378 shares of our common stock at a price of $ 1.20 per share through November 9 , 2019 and amended the terms of the Units issuable upon exercise of the Convertible Note to include the Series L Warrant, which allows the holder to purchase shares of our common stock at a price equal to sixty percent (60%) of the 20 day average closing price of our common stock as quoted on the OTCQB as of the last trading date prior to the date of for a period of five (5) years after the date of issuance. Each of the Series J, K and L Warrants are exercisable on a cashless basis.

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Registration Rights Agreement

Pursuant to the terms of the Registration Rights Agreement, we agreed to register for resale all of the shares issuable to the Selling Stockholder upon conversion of the Convertible Note, including shares issuable upon exercise of warrants and to keep the registration statement, of which this prospectus is a part of, until the earlier of: (a) the date the Selling Stockholder securities have been sold in accordance with Rule 144; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act. We further provided the Selling Stockholder with demand registration rights for all shares, and shares issuable upon exercise of warrants, owned by the Selling Stockholder as of October 7, 2014 and our failure to file any required registration statements would result in penalties requiring us to issue additional shares of common stock, as further set forth in the Registration Rights Agreement. Pursuant to the terms of the Amended BLA, we agreed to include the shares issuable upon exercise of the Series J Warrant and Series K Warrant in the Registration Rights Agreement.

Shares Eligible for Resale

A liquid trading market for our common stock does not currently exist and may not develop or be sustained after the completion of this offering. Future sales of substantial amounts of common stock, including shares of common stock issued upon exercise of outstanding options and exercise of the Warrants offered in this prospectus in the public market after this offering or the anticipation of those sales could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

Rule 144

As of the date of this prospectus there were 24,310,518 shares of our common stock issued and outstanding, of which 9,280,737 shares are deemed “restricted securities,” within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater.

Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least nine months to sell such shares without restriction other than the requirement that there be current public information as set forth in Rule 144. To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares. If a non-affiliate has held the shares for more than one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. Please refer to “Risk Factors.”

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THE SELLING STOCKHOLDER

The following table presents information regarding the Selling Stockholder. The Selling Stockholder may sell up to 6,000,000 shares of common stock. The percentage of outstanding shares beneficially owned is based on 24,310,518 shares of common stock issued and outstanding as of the date of this prospectus. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholder. Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite its name. The Selling Stockholder is not known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. The Selling Stockholder has acquired its shares solely for investment and not with a view to or for resale or distribution of such securities.

Selling Stockholder	# of Shares Beneficially Owned Prior to the Offering	% of Issued and Outstanding Shares Owned Prior to the Offering (1	# of Shares Registered and to be Sold in this Offering (2	# of Shares Beneficially Owned After this Offering (2	% of Issued and Outstanding Shares Owned After this Offering (2
Kalen Capital Corporation(3)	24,052,201	62.3	6,000,000	18,052,201	46.8
Total	24,052,201	62.3	6,000,000	18,052,201	46.8

(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 24,310,518 shares of common Stock issued and outstanding as of the date of this prospectus. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus.

(2) The Selling Stockholder may offer and sell, from time to time, any or all of our common stock issued to them and registered for resale. Because the Selling Stockholder may offer all or only some portion of the 6 ,000,000 shares of common stock registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Stockholder upon termination of the offering. We can only make estimates and assumptions. The number of shares listed in the category entitled “% of Issued and Outstanding Shares Owned After This Offering,” in the table above, represent an estimate of the number of shares of common stock that will be held by the Selling Stockholder after the offering. To arrive at this estimate, we have assumed that the Selling Stockholder will sell all of the shares to be registered pursuant to this offering and will not be acquiring any additional shares. Please refer to “Plan of Distribution.”

(3) KCC is a private Alberta corporation wholly owned by Mr. Harmel S. Rayat (our former director and officer). In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares. The number of shares reflected above is as of the date of this prospectus, based upon the review of our transfer records and information provided by KCC as of said date and includes: (a) 9,766,940 shares owned by KCC and its wholly owned subsidiaries; (b) 921,874 shares issuable upon exercise of a Series H Warrant; (c) 921,875 shares issuable upon exercise of a Series I Warrant; (d) 3,110,378 shares issuable upon exercise of a Series J Warrant; and (e) 3,110,378 shares issuable upon exercise of a Series K Warrant. Additionally, the above assumes exercise of the Convertible Note and all interest due thereon as of November 9, 2014, at a conversion price of $1.04 resulting in the issuance of: (i) 3,110,378 shares of common stock and (ii) a Series L Warrant exercisable for up to 3,110,378 shares of common stock. As of the date of this prospectus we have not received notice of KCC’s intent to convert the Convertible Note.

Other than the relationships described in the table and footnotes and elsewhere in this prospectus, the Selling Stockholder has not had or have any material relationship with our company or any of its affiliates within the past three years. The Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

We may require the Selling Stockholder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCQB or any other inter-dealer quotation system, stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

52

Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder.

Pursuant to the terms of the Registration Rights Agreement, we agreed to register for resale all of the shares owned by the Selling Stockholder, including shares issuable upon exercise of warrants owned as of October 7, 2014 and to keep the registration statement, of which this prospectus is a part of, until the earlier of: (a) the date the investor’s securities have been sold in accordance with Rule 144; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act. We further provided the Selling Stockholder with demand registration rights and our failure to file any required registration statements would result in penalties requiring us to issue additional shares of common stock, as further set forth in the Registration Rights Agreement. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for New Energy Technologies, Inc. by Sierchio & Company LLP, 430 Park Avenue, 7th Floor, New York, New York 10022. Joseph Sierchio, a member of Sierchio & Company, LLP, is one of our directors and the beneficial owner of 123,335 shares of our common stock.

EXPERTS

Our consolidated financial statements for the fiscal years ended August 31, 2013 and 2012, appearing herein, have been audited by Peterson Sullivan LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file periodic reports with the SEC, including quarterly reports and annual reports which include our audited financial statements. This registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of the registration statement, including the exhibits thereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing us at: New Energy Technologies, Inc., 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044, or telephoning us at: (800) 213-0689.

53

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page #

Report of Peterson Sullivan LLP	F-1
Consolidated Balance Sheets as of August 31, 2014 and 2013	F-2
Consolidated Statements of Operations for the Years Ended August 31, 2014 and 2013 and the Cumulative Period from Inception (May 5, 1998) to August 31, 2014	F-3
Consolidated Statements of Stockholders’ Equity (Deficit) from Inception (May 5, 1998) to August 31, 2014	F-4
Consolidated Statements of Cash Flows for the Years Ended August 31, 2014 and 2013 and the Cumulative Period from Inception (May 5, 1998) to August 31, 2014	F-5
Notes to Consolidated Financial Statements	F-6

54

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

New Energy Technologies, Inc.

Columbia, Maryland

We have audited the accompanying consolidated balance sheets of New Energy Technologies, Inc. and Subsidiaries ("the Company") as of August 31, 2014 and 2013 , and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Energy Technologies, Inc. and Subsidiaries as of August 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company does not have positive cash flows from operating activities, and has a substantial accumulated deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PETERSON SULLIVAN LLP

Seattle, Washington

November 14, 2014

F-1

NEW ENERGY TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
AUGUST 31, 2014 AND 2013

	August 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$785,237	$347,493
Deferred research and development costs	150,000	150,000
Prepaid expenses and other current assets	14,257	22,379
Total current assets	949,494	519,872

Equipment, net of accumulated depreciation of $18,128 and $12,025, respectively	24,597	13,823
Total assets	$974,091	$533,695

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$144,239	$122,356
Interest payable	193,151	-
Convertible promissory note, net of discount of $2,313,680 as of August 31, 2014	686,320	-
Total current liabilities	1,023,710	122,356

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock: $0.10 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares authorized, 24,306,612 and 24,194,713 shares issued and outstanding at August 31, 2014 and 2013, respectively	24,306	24,194
Additional paid-in capital	20,872,345	17,441,034
Retained earnings (deficit)	(20,946,270)	(17,053,889)
Total stockholders' equity (deficit)	(49,619)	411,339
Total liabilities and stockholders' equity (deficit)	$974,091	$533,695

(The accompanying notes are an integral part of these consolidated financial statements)

F-2

NEW ENERGY TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED AUGUST 31, 2014 AND 2013

	Years Ended August 31,
	2014	2013

Revenue	$-	$-

Operating expense
Selling, general and administrative	2,392,276	2,885,845
Research and development	620,634	356,877
Total operating expense	3,012,910	3,242,722

Loss from operations	(3,012,910)	(3,242,722)

Other income (expense)
Interest expense	(193,151)	(30,325)
Interest expense - accretion of debt discount	(686,320)	(999,485)
Total other income (expense)	(879,471)	(1,029,810)

Net loss	$(3,892,381)	$(4,272,532)

Basic and Diluted Loss per Common Share	$(0.16)	$(0.19)

Weighted average number of common shares outstanding - basic and diluted	24,279,448	22,686,892

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

NEW ENERGY TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED AUGUST 31, 2014 AND 2013

			Additional	Retained	Total Stockholders'
	Common Stock		Paid-in	Earnings	Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance, August 31, 2012	20,638,360	$20,638	$13,798,282	$(12,781,357)	$1,037,563

Stock based compensation due to common stock purchase options	-	-	334,305	-	334,305
Reversal of stock based compensation due to forfeiture of stock options	-	-	(10,075)	-	(10,075)
Issuance of common stock and warrants at $0.64 per unit	1,875,000	1,875	1,198,125	-	1,200,000
Issuance of common stock upon the conversion of note at $0.64 per share	1,650,869	1,651	1,054,905	-	1,056,556
Exercise of stock options	22,672	22	(22)	-	-
Issuance of common stock upon the exercise of Series H Warrants	7,812	8	6,476	-	6,484
Expense related to issuance of Series H Warrants as inducement to convert the 2012 Promissory Note	-	-	1,059,038	-	1,059,038
Net loss for the year ended August 31, 2013	-	-	-	(4,272,532)	(4,272,532)
Balance, August 31, 2013	24,194,713	24,194	17,441,034	(17,053,889)	411,339

Stock based compensation related to restricted stock issuance	30,000	30	86,970	-	87,000
Stock based compensation due to common stock purchase options	-	-	701,396	-	701,396
Reversal of stock based compensation due to forfeiture of stock options	-	-	(356,973)	-	(356,973)
Exercise of stock options	81,899	82	(82)	-	-
Discount on convertible promissory note due to detachable warrants	-	-	1,137,149	-	1,137,149
Discount on convertible promissory note due to beneficial conversion feature	-	-	1,862,851	-	1,862,851
Net loss for the year ended August 31, 2014	-	-	-	(3,892,381)	(3,892,381)
Balance, August 31, 2014	24,306,612	$24,306	$20,872,345	$(20,946,270)	$(49,619)

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

NEW ENERGY TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED AUGUST 31, 2014 AND 2013

	Years Ended August 31,
	2014	2013
Cash flows from operating activities
Net loss	$(3,892,381)	$(4,272,532)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	6,103	6,143
Stock based compensation expense	788,396	334,305
Reversal of stock based compensation expense due to forfeiture of stock options	(356,973)	(10,075)
Warrants issued to note holder	-	1,059,038
Accretion of debt discount	686,320	999,485
Changes in operating assets and liabilities:
Decrease (increase) in deferred research and development costs	-	(117,405)
Decrease (increase) in prepaid expenses and other current assets	8,122	5,854
Increase (decrease) in accounts payable	21,883	58,953
Increase (decrease) in accrued liabilities	193,151	30,325
Net cash used in operating activities	(2,545,379)	(1,905,909)

Cash flows from investing activity
Purchase of equipment	(16,877)	-
Net cash used in investing activity	(16,877)	-

Cash flows from financing activities
Proceeds from the issuance of common stock, exercise of warrants and stock options, net	-	1,206,484
Proceeds from promissory notes	3,000,000	-
Net cash provided by financing activities	3,000,000	1,206,484

Increase (decrease) in cash and cash equivalents	437,744	(699,425)

Cash and cash equivalents at beginning of period	347,493	1,046,918

Cash and cash equivalents at end of period	$785,237	$347,493

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-

Supplemental disclosure of non-cash transactions:
Debt discount recorded for value of warrants issued	$1,137,149	$-
Debt discount recorded for beneficial conversion feature	$1,862,851	$-
Common stock issued for conversion of note payable	$-	$1,056,556

(The accompanying notes are an integral part of these consolidated financial statements)

F-5

NEW ENERGY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED AUGUST 31, 2014 AND 2013

NOTE 1 - Organization, Recent Accounting Pronouncements, Going Concern and Summary of Significant Accounting Policies

Organization

New Energy Technologies, Inc. (the “Company”, “we”, “us”, “our”) was incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, the Company amended its Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Kinetic Energy Corporation (“KEC”), and New Energy Solar Corporation (“New Energy Solar”).

KEC was incorporated on June 19, 2008, in the State of Nevada and holds the patents related to the Company’s MotionPower™ technology. The Company’s business activities related to the MotionPower™ technology are conducted through KEC.

New Energy Solar was incorporated on February 9, 2009, in the State of Florida and has entered into agreements with USF to sponsor research related to the Company’s SolarWindow™ technology.

On March 16, 2011, pursuant to a consent signed by the Company’s shareholders owning a majority of the Company’s then issued and outstanding shares of common stock, the Company filed a Certificate of Amendment to its Certificate of Incorporation increasing its authorized shares of common stock, $0.001 par value, from 100,000,000 to 300,000,000.

We are a renewable and alternative energy company developing two (2) sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. The Company’s proprietary, patent-pending technologies and products are the subjects of one hundred and one (101) patent-filings, and have been invented, designed, engineered, and prototyped in preparation for further field testing, product development and eventual commercial deployment.

Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a see-through, semi-transparent, coating of organic photovoltaic solar cells. Our SolarWindow™ technology is the subject of forty-two (42) patent filings. Initially being developed for application on glass surfaces, SolarWindow™ could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone.

Our MotionPower™ technology, harvests “kinetic” or “motion” energy from vehicles when they slow down before coming to a stop and converts this captured energy into electricity. Our MotionPower™ technology is the subject of fifty-nine (59) patent filings.

The Company’s product development programs involve ongoing research and development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by its contract engineers, scientists, and consultants.

Recent Accounting Pronouncements

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable to the Company, it has not identified any standards that it believes merit further discussion or will have a significant impact on its financial statements except as described below.

On June 10, 2014, accounting principles generally accepted in the United States were amended to remove the definition of a development stage entity thereby removing the financial reporting distinction between development stage entities and other reporting entities. In addition, the amendments eliminate the requirements for the Company to present inception-to-date information and to label the consolidated financial statements as those of a development stage entity. The amendments are effective for the Company’s consolidated financial statements as of August 31, 2016, and interim periods therein; however, early application of each of the amendments is permitted for any reporting period. The Company has adopted the amendments and no longer presents inception-to-date information in the statements of operations, statement of changes in stockholders’ deficit and statements of cash flows. In addition, the financial statements will no longer be labeled as those of a development stage entity.

F-6

Going Concern

The Company does not have any commercialized products and has not generated any revenue since inception. The Company has an accumulated deficit of $20,946,270 as of August 31, 2014, and does not have positive cash flows from operating activities. Included in the deficit are non-cash expenses totaling $5,738,112 relating to the issuance of stock for services, compensatory stock options, warrants granted for value and accretion of debt discounts. The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern, which is dependent upon the Company’s ability to establish itself as a profitable business.

In its report with respect to the Company’s financial statements for the year ended August 31, 2014, the Company’s independent auditors expressed substantial doubt about the Company’s ability to continue as a going concern. Because the Company has not yet generated revenues from its operations and does not expect to do so in the near future, its ability to continue as a going concern is wholly dependent upon its ability to obtain additional financing. Currently, the Company is seeking additional financing but has no commitments to obtain any such financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at all.

As of August 31, 2014, the Company had cash of $785,237. Based upon its current and near term anticipated level of operations and expenditures, the Company believes that cash on hand should be sufficient to enable it to continue operations through December 31, 2014.

If adequate funds are not available on reasonable terms, or at all, it would result in a material adverse effect on the Company’s business, operating results, financial condition and prospects. In particular, the Company may be required to delay, reduce the scope of or terminate one or more of its research programs, sell rights to its SolarWindow™ technology and/or MotionPowerTM technology or other technologies or products based upon such technologies, or license the rights to such technologies or products on terms that are less favorable to the Company than might otherwise be available.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements presented are those of the Company and its wholly owned subsidiaries, KEC, and New Energy Solar. All significant intercompany balances and transactions have been eliminated.

Estimates

The preparation of the Company’s consolidated financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from these estimates and assumptions.

F-7

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less. The Company has amounts deposited with financial institutions in excess of federally insured limits.

Fair Value Measurement

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities valued with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities valued with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities valued with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of our notes payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Research and Development

Research and development costs represent costs incurred to develop the Company’s technology, including salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, supplies, equipment purchase and repair and other costs. Research and development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

Stock-Based Compensation

The Company measures all employee stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period. The Company uses the Black-Scholes-Merton formula to determine the fair value of stock-based compensation awards on the date of grant. The Black-Scholes-Merton formula requires management to make assumptions regarding the option lives, expected volatility, and risk free interest rates. See “NOTE 3 – Common Stock and Warrants” and “NOTE 4 - Stock Options” for additional information on the Company’s stock-based compensation plans.

F-8

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

Segment Reporting

The Company’s business is considered to be operating in one segment based upon the Company’s organizational structure, the way in which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Net Income (Loss) Per Share

The computation of basic earnings per share (“EPS”) is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period . The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money). See “NOTE 5 - Net Loss Per Share” for further discussion.

NOTE 2 - Convertible Promissory Notes

April 17, 2012 $1,000,000 Bridge Loan

On April 17, 2012, the Company entered into a Bridge Loan Agreement (the “2012 Loan Agreement”) with 1420524 Alberta Ltd. (the “Creditor”), pursuant to which the Company borrowed $1,000,000 at an annual interest rate of 7% (the “2012 Loan”). As a condition to the Creditor’s entry into the 2012 Loan Agreement, the Company issued the Creditor a Series G Stock Purchase Warrant to purchase 625,000 shares of the Company’s common stock (the “Series G Warrant”), which is exercisable through April 17, 2015, with an initial exercise price of 84% of the average of the closing price for our common stock as reported on the OTC Markets Group Inc. QB tier (the “OTCQB”) for the five trading days immediately preceding the closing of the Loan, or $1.92 per share, subject to adjustment as provided therein. According to the original terms of the 2012 Loan Agreement, the Creditor could elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Loan, and any or all accrued and unpaid interest thereon into shares of the Company’s common stock at an initial fixed conversion price equal to seventy (70%) percent of the average of the closing price for the Company’s common stock as reported on the OTCQB for the five trading days immediately preceding the closing of the Loan, or $1.60 per share subject to adjustment as provided therein. The debt discount attributable to the relative fair value of the warrants and the beneficial conversion feature amounted to $547,050 and $452,950, respectively, and was to be accreted over the term of the 2012 Loan using the effective interest method.

On February 1, 2013, the Company and the Creditor entered into a Loan Conversion Agreement (“LCA”) whereby the Creditor agreed to convert the entire balance outstanding, including $1,000,000 of principal and $56,556 of accrued interest payable into 1,650,869 shares of restricted common stock. In order to induce the Creditor to convert the 2012 Loan into shares of common stock, and eliminate the Company’s obligation to repay the 2012 Loan in cash, the effective conversion price was reduced to $0.64 (the price at which the Company sold shares pursuant to its self-directed registered offering; see “NOTE 3 – Common Stock and Warrants” below) from the initial conversion price of $1.60. In addition, as part of the conversion, the Company issued to the Creditor a Series H Warrant to purchase 825,435 shares of the Company’s common stock (See “NOTE 3 – Common Stock and Warrants” below for additional information). No incremental expense was recognized in these consolidated financial statements related to the reduction in the exercise price of the Series G Warrant, and the conversion of the 2012 Loan, because the transaction did not meet the requirements for an inducement under accounting principles generally accepted in the United States. As such, the 2012 Loan conversion was accounted for as a debt extinguishment with no gain or loss recognized due to the related party nature of the transaction. The Company recognized expense amounting to $1,059,038 for the issuance of the Series H Warrant to the Creditor, representing additional financing costs associated with the 2012 Loan.

During the year ended August 31, 2013, the Company recognized $30,325 of interest expense related to the 2012 Loan and $999,485 of accretion related to the debt discount. As a result of the 2012 Loan conversion, the debt discount was fully amortized by February 1, 2013, the date of the LCA.

F-9

October 7, 2013 $3,000,000 Bridge Loan

On October 7, 2013 (the “Closing Date”), the Company entered into a Bridge Loan Agreement (the “2013 Loan Agreement”) with Kalen Capital Corporation (the “Investor”), a private corporation owning in excess of 10% of the Company’s issued and outstanding shares of common stock. Pursuant to the 2013 Loan Agreement, the Company received proceeds of $3,000,000 and issued a 7% unsecured Convertible Promissory Note (the “2013 Note”) due on October 6, 2014 (the 2013 Note has been amended, See “NOTE 8 – Subsequent Events”), with interest compounded quarterly and issued a Series I Stock Purchase Warrant (the “Series I Warrant”) allowing the holder to purchase up to 921,875 shares of the Company’s common stock at an initial exercise price of $1.37 for a period on five (5) years. The Series I Warrant is exercisable on a “cashless basis.” According to the original terms of the 2013 Loan Agreement, the Investor may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the 2013 Note, and any or all accrued and unpaid interest thereon into units (collectively, the “Units”), with each Unit consisting of (a) one share of common stock; (b) one Series J Stock Purchase Warrant for the purchase of one share of common stock (the “Series J Warrant”); and (c) one Series K Stock Purchase Warrant for the purchase of one share of common stock (the “Series K Warrant”). The conversion price for each Unit is the lesser of (i) $1.37, with the exercise price of each Series J Warrant set at $1.47 and the exercise price of each Series K Warrant set at $1.57; or (ii) 70% of the 20 day average closing price of the Company’s common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Series J Warrant included in the Units issued upon conversion being equal to 107.3% of the unit exercise price and the exercise price of each Series K Warrant included in the Units issued upon conversion being equal to 114.6% of the unit exercise price.

Together with the 2013 Loan Agreement, the Company entered into (a) a Lock-Up Agreement whereby the Investor agreed not to sell any shares of common stock owned by the Investor, including any shares issued upon conversion of the Note or upon exercise of any warrants held by Investor, whether issued pursuant to this 2013 Loan Agreement or otherwise, for a period of one (1) year from the Closing Date (as defined in the 2013 Loan Agreement) and (b) a Registration Rights Agreement that requires the Company to prepare and file a registration statement on Form S-1 no later than the 90th day prior to the expiration of the Lock-Up Agreement covering the resale of all shares of common stock issuable upon conversion of any portion of the 2013 Note and the shares of common stock issuable upon exercise of the Series I, Series J and Series K Warrants.

T he Company calculated the debt discount related to the 2013 Note and Series I Warrants by first allocating the respective fair value of the 2013 Loan and the Series I Warrants based upon their relative fair values to the total 2013 Note proceeds. The fair value of the Series I Warrants issued with the Note was calculated using the Black-Scholes option pricing model and the following assumptions: market price of common stock - $2.12 per share; estimated volatility - 165.67%; risk free interest rate - 1.41%; expected dividend rate - 0% and expected life - 5.0 years. The resulting fair value of $1,137,149 was allocated to the Series I Warrants.

The intrinsic value of the beneficial conversion feature amounted to $1,862,851. The resulting $3,000,000 discount to the 2013 Note is being accreted over the one year term of the 2013 Note using the effective interest method.

During the year ended August 31, 2014, the Company recognized $193,151 of interest expense related to this 2013 Note and $686,320 of accretion related to the debt discount. The remaining debt discount of $2,313,680 will be amortized during the quarter ended November 30, 2014.

NOTE 3 – Common Stock and Warrants

Common Stock

At August 31, 2014, the Company had 300,000,000 authorized shares of common stock with a par value of $0.001 per share, with 24,306,612 shares of common stock outstanding and 3,347,496 shares reserved for issuance under the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) (See “NOTE 4 - Stock Options”).

During the year ended August 31, 2014, the Company had the following common stock related transactions:

•	On November 11, 2013 and November 13, 2013, the Company issued a total of 81,899 shares of unrestricted common stock as a result of the cashless exercise of 190,000 stock options.

•

On January 28, 2014, the Company issued 10,000 shares of common stock to each of the Company’s three directors (30,000 shares total) valued at $2.90 per share, the closing price of the Company’s common stock on the day the stock was issued (See “NOTE 6 - Related Party Transactions” below for additional information).

F-10

During the year ended August 31, 2013, the Company had the following common stock related transactions:

•

On February 1, 2013, in full satisfaction of the 2012 Loan, the Company issued to the Creditor 1,650,869 shares of restricted common stock upon the conversion of the 2012 Loan, as adjusted in accordance with the terms of the LCA. Additionally, pursuant to the terms of the LCA, the Company issued to the Creditor 825,435 Series H Warrants and reduced the exercise price of the Series G Warrant to $0.64 (See “Note 2 - Convertible Promissory Notes” above for additional information).

•

On February 1, 2013, the Company completed a self-directed registered offering of 1,875,000 units at a price of $0.64 per unit for $1,200,000 in aggregate proceeds (the “Registered Offering”). Each unit consisted of one share of the Company’s common stock and one-half Series H Stock Purchase Warrant (“Series H Warrant”) to purchase one-half of a share of common stock at the initial exercise price of $0.83 per share for a period of three years from the date of issuance. The Company issued 937,503 Series H Warrants as part of the Registered Offering. The relative fair value of the common stock was estimated to be $638,717 and the relative fair value of the warrants was estimated to be $561,283 as determined based on the relative fair value allocation of the proceeds received. The Series H Warrants were valued using the Black-Scholes option pricing model using the following variables: $0.83 exercise price, $1.48 stock price, 161% volatility, 0.40% risk-free interest rate, 3 year term and no dividends.

•	On March 21, 2013, the Company issued 7,812 shares of common stock upon the exercise of an equal number of Series H Warrants and received proceeds of $6,484.

•	On May 7, 2013, the Company issued 22,672 shares of unrestricted common stock as a result of the cashless exercise of 63,333 stock options

Warrants

Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. A summary of the Company’s warrants outstanding and exercisable as of August 31, 2014 and 2013 is as follows:

	Shares of Common Stock Issuable from Warrants Outstanding as of
Description	August 31, 2014	August 31, 2013	Exercise Price	Expiration
Series G	625,000	625,000	$0.64	April 17, 2015
Series H	1,755,126	1,755,126	$0.83	February 1, 2016
Series I	921,875	-	$1.37	October 7, 2018
Total	3,302,001	2,380,126

The Series G Warrant was issued on April 17, 2012, as a condition to the Creditor entering into the 2012 Loan Agreement. 825,435 of the Series H Warrants were issued in connection with the 2012 Loan conversion. 929,691 of the Series H Warrants were issued on February 1, 2013, in connection with the self-directed registered offering of 1,875,000 units. The Series I Warrant was issued on October 7, 2013, in connection with the 2013 Loan Agreement. In addition, there are a total of 5,249,303 Series J Warrants and Series K Warrants issuable as described above. Additional disclosure related to the warrants is more fully described above under “NOTE 2 - Convertible Promissory Notes.”

During the year ended August 31, 2014 and 2013, the Company received $0 and $6,484, respectively, upon the exercise of 7,812 Series H Warrants by two warrant holders.

NOTE 4 - Stock Options

On October 10, 2006, the Company’s Board of Directors (the “Board”) adopted and approved the 2006 Incentive Stock Option Plan (the “2006 Plan”) that provides for the grant of stock options to employees, directors, officers and consultants. Stock option grants vest either immediately or over one to five years and expire ten years after the date of grant. Stockholders previously approved 5,000,000 shares for grant under the 2006 Plan, of which 3,347,496 remain available for grant and 326,667 options have been exercised as of August 31, 2014. All shares approved for grant and subsequently forfeited are available for future grant. The Company does not repurchase shares to fulfill the requirements of options that are exercised. The Company issues new shares when options are exercised.

F-11

The Company employs the following key weighted-average assumptions in determining the fair value of stock options, using the Black-Scholes option pricing model and the simplified method to estimate the expected term of “plain vanilla” options:

	Years Ended August 31,
	2014	2013
Expected dividend yield	–	–
Expected stock price volatility	154.0% – 154.5%	160.1% – 161.1%
Risk-free interest rate	2.21% – 2.41%	1.14% – 1.24%
Expected term (in years)	7.67	7.67
Exercise price	$2.90	$0.80 – $2.25
Weighted-average grant date fair-value	$2.68	$1.54

A summary of the Company’s stock option activity for the year ended August 31, 2014 and 2013 and related information follows:

	Number of Options	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value ($)
Outstanding at August 31, 2012	861,671	2.10
Grants	177,500	1.59
Exercises	(63,333)	1.65
Forfeitures	(5,000)	3.27
Outstanding at August 31, 2013	970,838	2.03
Grants	805,000	2.90
Exercises	(190,000)	1.65
Forfeitures	(260,001)	1.69
Outstanding at August 31, 2014	1,325,837	2.68	8.05 years	$19,500
Exercisable at August 31, 2014	621,337	2.43	6.41 years	$19,500
Available for grant at August 31, 2014	3,347,496

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the period covered by this report and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all in-the-money option holders exercised their vested options on August 31, 2014. The intrinsic value of the option changes based upon the fair market value of the Company’s common stock. Since the closing stock price was $1.50 on August 31, 2014 and 65,001 outstanding options have an exercise price below $1.50 per share, as of August 31, 2014, there is intrinsic value to the Company’s outstanding, in-the-money stock options.

F-12

The following table sets forth the share-based compensation cost resulting from stock option grants, including hose previously granted and vesting over time, that were recorded in the Company’s Consolidated Statements of Operations for the years ended August 31, 2014 and 2013 (excludes $87,000 of stock based compensation for restricted stock grants during the year ended August 31, 2014 described in “NOTE 3 - Common Stock and Warrants”):

	Years Ended August 31,
	2014	2013
Stock Compensation Expense:
Selling general and administrative expense	$344,423	$324,230

As of August 31, 2014, the Company had $699,763 of unrecognized compensation cost related to unvested stock options which is expected to be recognized over a period of 3.5 years.

The following table summarizes information about stock options outstanding and exercisable at August 31, 2014:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Options Outstanding	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$0.80	15,000	8.39	$0.80	15,000	8.39	$0.80
1.32	50,001	0.38	1.32	50,001	0.38	1.32
1.65	320,000	5.70	1.65	320,000	7.97	1.65
2.30	2,500	7.75	2.30	2,500	7.75	2.30
2.50	10,000	6.68	2.50	8,000	6.68	2.50
2.55	33,334	4.11	2.55	33,334	4.11	2.55
2.90	805,000	9.49	2.90	102,500	9.47	2.90
3.27	11,667	0.36	3.27	11,667	0.36	3.27
4.98	16,667	3.61	4.98	16,667	3.61	4.98
5.94	50,001	6.40	5.94	50,001	6.40	5.94
6.51	11,667	0.17	6.51	11,667	0.17	6.51
Total	1,325,837	8.05	$2.68	621,337	6.14	$2.43

NOTE 5 - Net Loss Per Share

During the years ended August 31, 2014 and 2013, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of warrants, stock options and convertible debt on net loss per share for the past two fiscal years because to do so would be antidilutive.

F-13

Following is the computation of basic and diluted net loss per share for the years ended August 31, 2014 and 2013:

	Years Ended August 31,
	2014	2013
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$(3,892,381)	$(4,272,532)
Denominator:
Weighted average number of common shares outstanding	24,279,448	22,686,892
Basic and diluted EPS	$(0.16)	$(0.19)

The shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Convertible debt	2,624,651	-
Warrants issuable upon conversion of debt (See "NOTE 2 - Convertible
Promissory Notes" above)	5,249,303	-
Warrants	3,302,001	2,380,126
Stock options	1,325,837	970,838

NOTE 6 - Related Party Transactions

A related party with respect to the Company is generally defined as any person (i) (and, if a natural person, inclusive of his or her immediate family) that holds 10% or more of the Company’s securities, (ii) that is part of the Company’s management, (iii) that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

For services rendered in the capacity of a Board member, non-employee Board members received $4,250 per quarter. New Board member compensation is pro rated in their first quarter. During the years ended August 31, 2014 and 2013, the Company incurred $38,250 and $59,618, respectively in cash based Board compensation.

The Company grants stock options and common stock for services rendered by certain individuals, including the Company’s non-employee directors and sole officer, Mr. Conklin. During the year ended August 31, 2014, the Company's three directors each received a grant of 30,000 stock options, Mr. Conklin received a grant of 700,000 stock options and each director was issued 10,000 shares of common stock (See “NOTE 3 – Common Stock and Warrants”) described as follows:

•

On January 27, 2014, pursuant to his employment agreement executed on January 1, 2014, John Conklin, CEO received a grant of 700,000 stock options. The 700,000 stock options granted on January 27, 2014 are exercisable at $2.90 per share, expire ten years from the date of grant, on January 27, 2024 and vest at the rate of 50,000 shares every six months beginning on June 30, 2014 through December 31, 2017 (4 years) for 400,000 options with the remaining 300,000 options vesting at such time as the Company shall have generated cumulative revenues of no less than $1,000,000 from the sale of a commercial product (“Performance Stock Options”). The stock option is further subject to the terms and conditions of a stock option agreement between the Company and Mr. Conklin. Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that employee ceases to be one of the Company’s employees. Upon termination of such service, the employee will have 120 days to exercise vested stock options, if any. The grant date fair value of the stock option granted was $1,862,000, or $2.66 per share, with $1,064,000 related to the ratable vesting over 4 years of 400,000 stock options and $798,000 related to the 300,000 Performance Stock Options. The grant date fair value of the stock option was estimated using a Black-Scholes model containing the following assumptions: Exercise price of $2.90, Spot price of $2.75, dividend yield of 0%, volatility of 154.0%, risk-free rate of 2.21%, and term of 7.67 years. During the year ended August 31, 2014, the Company recognized $414,099 of expense related to this grant. Also, during 2014, the Company reversed compensation expense of $324,781 associated with 233,334 unvested performance based stock options originally granted to Mr. Conklin on August 9, 2010. The reversal was recorded when the Company determined it was no longer probable that the performance condition associated with the options would be achieved. The 233,334 performance based stock options were cancelled.

•

On January 9, 2014, the Board approved, and the Company granted, a stock option to each of the Company’s three directors to purchase 30,000 shares of its common stock at an exercise price of $2.90 per share, the fair market value of the Company’s common stock on the date of grant. Each stock option expires ten years from the date of grant, on January 9, 2024, and vests as follows: (a) 15,000 shares immediately on the date of grant, and (b) 15,000 shares on December 31, 2014. The stock options are further subject to the terms and conditions of a stock option agreement between the Company and each director. Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of the Company’s directors. Upon termination of such service, the director will have two years to exercise vested stock options, if any. The grant date fair value of each of the stock options granted to each of the Company’s directors was $84,300, or $2.81 per share, estimated using a Black-Scholes model containing the following assumptions: Exercise price / spot price of $2.90 per share, dividend yield of 0%, volatility of 154.5%, risk-free rate of 2.41%, and a term of 7.67 years. During the year ended August 31, 2014, the Company recognized $210,750 of expense related to this issuance.

•

On each of November 11, 2013 and November 13, 2013, 95,000 stock options (190,000 in the aggregate) were exercised by Mr. Conklin on a cashless basis resulting in the issuance of an aggregate of 81,899 shares of unrestricted common stock. Said shares were registered under Form S-8 filed with the Securities and Exchange Commission on February 28, 2013.

•

On October 31, 2013, Jatinder Bhogal resigned from the Board. As a result of his resignation, Mr. Bhogal forfeited 20,000 unvested stock options originally granted on January 23, 2013, and had vested 20,000 stock options with an exercise price of $1.65 per share. The Company recorded costs relating to stock based compensation totaling $64,386 related to the amortization of the fair value of this stock option grant, including the recognition of $8,049 and $56,337 of expense for the year ended August 31, 2014 and 2013, respectively. Since the stock option was forfeited prior to 20,000 options vesting, $32,192 previously recognized for stock based compensation was reversed in 2014, resulting in total stock based compensation expense related to Mr. Bhogal’s January 23, 2013, stock option grant of $32,194. In total, Mr. Bhogal has 70,001 of vested stock options which will be forfeited if not exercised prior to October 31, 2015.

F-14

During the year ended August 31, 2013, the following stock purchase option activity occurred with related parties:

•

On January 23, 2013, the Board approved, and the Company granted, a stock option to each of the Company’s four directors, including John Conklin, its CEO, to purchase 40,000 shares of its common stock at an exercise price of $1.65 per share, the fair market value of the Company’s common stock on the date of grant. Each stock option expires ten years from the date the applicable stock option agreement was executed, on January 23, 2023, and vests as follows: (a) 20,000 shares vest immediately on the date of grant and (b) 20,000 shares on the one-year anniversary on January 23, 2014. The stock options are further subject to the terms and conditions of a stock option agreement between the Company and each director. Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of the Company’s directors. Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any. The grant date fair value of each of the stock options granted to each of the Company’s directors was $64,386 estimated using a Black-Scholes model containing the following assumptions: Exercise price / spot price of $1.65 per share, dividend yield of 0%, volatility of 161.1%, risk-free rate of 1.24%, and a term of 7.67 years. During the year ended August 31, 2013, the Company recognized $225,349 of expense related to these four issuances.

•

On December 10, 2012, Mr. Peter Fusaro resigned from the Board. As a result of his resignation, Mr. Fusaro forfeited 5,000 unvested stock options and had vested 11,667 stock options. Total stock based compensation expense related to Mr. Fusaro’s options was $48,850 of which $44,270 was expensed through August 31, 2012. On November 30, 2012, the Company reversed $10,075 of expense related to forfeited options on which expense was previously recorded resulting in total recognized expense related to Mr. Fusaro’s options of $34,195. Mr. Fusaro has until December 10, 2014, to exercise his 11,667 vested stock options.

•

On May 7, 2013, 63,333 stock options were exercised by Mr. Conklin on a cashless basis resulting in the issuance of 22,672 shares of unrestricted common stock. Said shares were registered under Form S-8 filed with the Securities and Exchange Commission on February 28, 2013.

In total, during the years ended August 31, 2014 and 2013 the Company recognized net compensation expense related to stock options and restricted stock issued to the Company’s non-employee directors and executive of $392,743 and $304,249, respectively. These amounts include the reversal of compensation expense due to pre-vesting forfeitures.

The law firm of Sierchio & Company, LLP, of which Joseph Sierchio, one of the Company’s directors, is a principal, has provided counsel to the Company since its inception. In July 2008, the Company asked Mr. Sierchio to join the Company’s Board. During the years ended August 31, 2014 and 2013, the law firm of Sierchio & Company, LLP provided $137,814 and $128,924, respectively, of legal services. At August 31, 2014, the Company owed Sierchio & Company, LLP approximately $24,692 which is included in accounts payable.

On February 1, 2013, Kalen Capital Holdings LLC, a wholly owned subsidiary of Kalen Capital Corporation, a shareholder owning in excess of 10% of the Company’s issued and outstanding stock, purchased 1,843,750 shares of the Company’s common stock and a Series H Warrant to purchase 921,875 shares of the Company’s common stock for an aggregate purchase price of $1,180,000 pursuant to the registered public offering conducted by the Company (See “NOTE 3 – Common Stock and Warrants” above).

On October 7, 2013, the Company entered into the Loan Agreement with Kalen Capital Corporation, a private corporation owning in excess of 10% of the Company’s issued and outstanding shares of common stock. In connection with the Loan Agreement, the Company issued a $3,000,000 Note and Series I Warrants (see “NOTE 2 - Convertible Promissory Notes” above).

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

NOTE 7 - Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at August 31, 2014 and 2013 are as follows:

	2014	2013
Deferred tax assets:
Net operating loss carryforwards	$4,421,974	$3,404,418
Capitalized research and development	993,062	836,568
Depreciation	(2,625)	(4,700)
Stock based compensation	1,276,788	1,130,104
Research and development credit carry forward	256,417	206,715
Total deferred tax assets	6,945,616	5,573,105
Less: valuation allowance	(6,945,616)	(5,573,105)
Net deferred tax asset	$-	$-

F-15

The net increase in the valuation allowance for deferred tax assets was $1,372,511 and $1,482,268 for the years ended August 31, 2014 and 2013, respectively. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at August 31, 2014 available to offset future federal taxable income, if any, of $13,005,807, which will fully expire by the fiscal year ended August 31, 2034. Accordingly, there is no current tax expense for the years ended August 31, 2014 and 2013. In addition, the Company has research and development tax credit carry forwards of $256,417 at August 31, 2014, which are available to offset federal income taxes and begin to expire during the fiscal year ending August 31, 2027.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the years ended August 31, 2014 and 2013.

The following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rate of 34% for the years ended August 31, 2014 and 2013:

	2014	2013
Income tax benefit at statutory rate	$1,323,410	$1,452,66
Non-deductible meals and entertainment	(601)	(2,550)
Research and development credit	49,702	32,157
Change in valuation allowance	(1,372,511)	(1,482,268)
	$-	$-

The fiscal years 2012 through 2014 remain open to examination by federal authorities and other jurisdictions in which the Company operates.

NOTE 8 - Subsequent Events

On October 17, 2014, 3,906 Series H Warrants were exercised and 3,906 shares of common stock were issued in exchange for $3,242.

On November 10, 2014, the Company entered into an Amended Bridge Loan Agreement (the “2015 Loan Agreement”) with Kalen Capital Corporation (“Investor”) pursuant to which the Company and Investor amended the 2013 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2015 (the “Amended Note”). According to the terms of the 2015 Loan Agreement, the Investor may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Amended Note, and any or all accrued and unpaid interest thereon into units of the Company’s equity securities (collectively, the “Units”), with each Unit consisting of (a) one share of common stock; and (b) one Series L Stock Purchase Warrant for the purchase of one share of common stock (the “Series L Warrant”). The conversion price for each Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company’s common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Series L Warrant included in the Units issued upon conversion being equal to sixty percent (60%) of the 20 day average closing price of the Company’s common stock prior to conversion. The Series L Warrant will be exercisable for a period of five years from the date of issuance and will be exercisable on a cashless basis.

In order to induce Investor to enter into the 2015 Loan Agreement and extend the maturity date of the 2013 Note, the Company issued a Series J Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.12 and a Series K Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.20. Each of the Series J Warrant and Series K Warrant is exercisable through November 9, 2019 and contains a provision allowing the Investor to exercise the warrant on a cashless basis as further set forth therein. The number of shares issuable upon the exercise of the Series J Warrant and Series K Warrant is equal to the number of shares underlying the warrants issuable pursuant to the terms of the 2013 Loan Agreement whereby the conversion price for each unit (a unit consists of (a) one share of common stock; (b) one Series J Stock Purchase Warrant for the purchase of one share of common stock; and (c) one Series K Stock Purchase Warrant for the purchase of one share of common stock) is equal to $1.04, 70% of the 20 day average closing price of the Company’s common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Series J Warrant being equal to 107.3% of the unit exercise price and the exercise price of each Series K Warrant being equal to 114.6% of the unit exercise price.

F-16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC filing fee	$1,300
Accounting fees and expenses	$2,500
Legal fees and expenses	$15,000
Miscellaneous	$1,200
Total	$20,000

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent “who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation” due to his or her corporate role. Section 78.7502(1) extends this protection “against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.”

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified “against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation’s articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

55

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

Our Bylaws also contain broad indemnification provisions. We have entered into indemnification agreements with each of our directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation, as amended (1)

3.2	Certificate of Amendment to the Articles of Incorporation changing name to New Energy Technologies, Inc (1)

3.3	Certificate of Amendment to the Articles of Incorporation increasing the authorized shares from 100,000,000 to 300,000,000 (2)

3.4	Certificate of Change to the Articles of Incorporation relating to the one-for-three reverse stock split (2)

3.5	Bylaws (1)

4.1	Securities Purchase Agreement dated February 8, 2008 (1)

4.2	Form of Series G Stock Purchase Warrant (11)

4.3	Subscription Agreement (12)

4.4	Form of Series H Stock Purchase Warrant (13)

4.5	$3,000,000 Convertible Promissory Note dated October 7, 2013 (17)

4.6	Series I Stock Purchase Warrant (17)

56

4.7	Registration Rights Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

4.8	$3,000,000 Convertible Promissory Note dated November 10 , 201 4 ( 2 1)

4.9	Form of Stock Purchase Warrant (21)

5.1	Opinion of Sierchio & Company, LLP regarding the legality of the securities being registered *

10.1§	Employment Termination Agreement with Mr. Cucinelli (1)

10.2§	Employment Agreement dated June 24, 2009, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.3§	Amendment to the Employment Agreement dated June 24, 2010, dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.4§	Stock Option Agreement Dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.5§	Employment Agreement dated February 1, 2010, between New Energy Technologies, Inc. and James B. Wilkinson (1)

10.6§	Resignation and Mutual Determination to Terminate Employment between New Energy Technologies, Inc. and James B. Wilkinson, dated February 15, 2010 (1)

10.7§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between Meetesh Patel and New Energy Technologies, Inc., correcting the grant date (1)

10.8§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between New Energy Technologies, Inc. and its non-employee directors, correcting the grant date (1)

10.9§	Employment Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin (3)

10.10§	Stock Option Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin (3)

10.11§	Employment Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago (4)

10.12§	Stock Option Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago (4)

10.13§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Jatinder Bhogal (5)

10.14§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Alistair Livesey (5)

10.15§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Joseph Sierchio (5)

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10.16§	Stock Option Agreement dated January 19, 2011, between New Energy Technologies, Inc. and Javier Jimenez (5)

10.17§	Consultancy Agreement dated February 1, 2011, between New Energy Technologies, Inc. and Elliot Maza (6)

10.18§	Employment Agreement dated February 2, 2011, between New Energy Technologies, Inc. and Scott Taper (7)

10.19	Redacted USF Sponsored Research Agreement (1) (8)

10.20	Redacted USF Option Agreement (1) (8)

10.21	Redacted Veryst Agreement (1) (8)

10.22	Redacted Sigma Design Agreement (1) (8)

10.23

Redacted Standard Exclusive License Agreement with Sublicensing Terms entered into on June 21, 2010, by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (6) (8)

10.24	Redacted Addendum 1 dated November 30, 2010, to the License Agreement by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (8) (9)

10.25	Bridge Loan Agreement dated April 17, 2012 (11)

10.26	Loan Conversion Agreement dated February 1, 2013, between New Energy Technologies, Inc. and 1420524 Alberta Ltd. (14)

10.27§	Form of Stock Option Agreement dated January 23, 2013, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey, Jatinder Bhogal and Joseph Sierchio (15)

10.28	Redacted Letter of Commitment between New Energy Solar Corporation and University of South Florida (16)

10.29	Bridge Loan Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

10.30	Lock-Up Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

10.31§	Form of Stock Option Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

10.32	Form of Lock-Up Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

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10.33§	Employment Agreement dated January 1, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

10.34§	Stock Option Agreement dated January 27, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

10.35	Amended Bridge Loan Agreement dated November 10 , 2014, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (21)

23.1	Consent of Sierchio & Company, LLP (included in Exhibit 5.1 hereto)*

23.2	Consent of Peterson Sullivan LLP*

24.1	Power of Attorney (20)*

99.1§	2006 Incentive Stock Option Plan (10)

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension - Schema Document**

101.CAL	XBRL Taxonomy Extension - Calculation Linkbase Document**

101.DEF	XBRL Taxonomy Extension - Definition Linkbase Document**

101.LAB	XBRL Taxonomy Extension - Label Linkbase Document**

101.PRE	XBRL Taxonomy Extension - Presentation Linkbase Document**

_____________

*Filed herewith.

§ Indicates a management contract or compensatory plan or arrangement.

**Furnished herewith. XBRL (eXtensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

(1) Incorporated by reference to the exhibits filed as part of the report on Form 10-Q filed by New Energy Technologies, Inc. on April 16, 2010.

(2) Incorporated by reference to the Form 8-K filed by New Energy Technologies, Inc. on March 21, 2011.

(3) Incorporated by reference to the Form 10-K filed by New Energy Technologies, Inc. on December 13, 2010.

(4) Incorporated by reference to the Form 8-K filed by New Energy Technologies, Inc. on December 23, 2010.

(5) Incorporated by reference to the Form 8-K/A filed by New Energy Technologies, Inc. on January 21, 2011.

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(6) Incorporated by reference to the Form 8-K dated February 1, 2011, filed by New Energy Technologies, Inc. on February 4, 2011.

(7) Incorporated by reference to the Form 8-K filed by New Energy Technologies, Inc. on February 8, 2011.

(8) Confidential treatment has been granted with respect to certain portions of this exhibit.

(9) Incorporated by reference to the Form 8-K dated November 30, 2010, filed by New Energy Technologies, Inc. on February 4, 2011.

(10) Incorporated by reference to the Form S-8 filed by New Energy Technologies, Inc. on March 15, 2011.

(11) Incorporated by reference to the Form 8-K filed by New Energy Technologies, Inc. on April 23, 2012.

(12) Incorporated by reference to the Form S-1/A filed by New Energy Technologies, Inc. on August 16, 2012.

(13) Incorporated by reference to the Form S-1/A filed by New Energy Technologies, Inc. on December 7, 2012.

(14) Incorporated by reference to the Form 8-K filed by New Energy Technologies, Inc. on February 7, 2013.

(15) Incorporated by reference to the Form 8-K filed by New Energy Technologies, Inc. on January 28, 2013.

(16) Incorporated by reference to the Form 8-K filed by New Energy Technologies, Inc. on March 18, 2013.

(17) Incorporated by reference to the Form 8-K filed by New Energy Technologies, Inc. on October 10, 2013.

(18) Incorporated by reference to the Form 8-K filed by New Energy Technologies, Inc. on January 15, 2014.

(19) Incorporated by reference to the Form 8-K filed by New Energy Technologies, Inc. on January 31, 2014.

(20) Incorporated by reference to the Form S-1 filed by New Energy Technologies, Inc. on August 22 , 2014.

(21) Incorporated by reference to the Form 8-K filed by New Energy Technologies, Inc. on November 17 , 201 4 .

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of Maryland, on November 18, 2014.

New Energy Technologies, Inc.

By:	/s/ John A Conklin
Name:	John A. Conklin
Title:	President and Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ John A Conklin	Dated: November 18, 2014
Name:	John A. Conklin
Title:	President and Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

By:	/s/ *	Dated: November 18, 2014
Name:	Alastair Livesey
Title:	Director

By:	/s/ *	Dated: November 18, 2014
Joseph Sierchio
Director

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